EXHIBIT 10.1



                                U.S. $380,000,000

                                CREDIT AGREEMENT,


                            dated as of May 22, 1997


                                      among


                              MISTIC BRANDS, INC.,
                           SNAPPLE BEVERAGE CORP. and
                         TRIARC BEVERAGE HOLDINGS CORP.,

                                as the Borrowers,


                         VARIOUS FINANCIAL INSTITUTIONS,

                                 as the Lenders,


                           DLJ CAPITAL FUNDING, INC.,

                   as the Syndication Agent for the Lenders,


                                       and

                      MORGAN STANLEY SENIOR FUNDING, INC.,

                  as the Documentation Agent for the Lenders.





                                   ARRANGED BY

              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
                                       AND
                       MORGAN STANLEY SENIOR FUNDING, INC.

                              TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I

      DEFINITIONS AND ACCOUNTING TERMS

      1.1.        Defined Terms..............................................2
      1.2.        Use of Defined Terms......................................40
      1.3.        Cross-References..........................................40
      1.4.        Accounting and Financial Determinations...................40

ARTICLE II

      COMMITMENTS, BORROWING PROCEDURES AND NOTES

      2.1.        Commitments...............................................40
      2.1.1.      Term Loan Commitments.....................................40
      2.1.2.      Revolving Loan Commitment and Swing Line Loan
                  Commitment................................................41
      2.1.3.      Letter of Credit Commitment...............................42
      2.1.4.      Lenders Not Permitted or Required To Make Loans...........42
      2.1.5.      Issuer Not Permitted or Required to Issue Letters
                  of Credit.................................................43
      2.2.        Reduction of Commitment Amounts...........................43
      2.2.1.      Optional..................................................43
      2.2.2.      Mandatory.................................................44
      2.3.        Borrowing Procedures and Funding Maintenance..............44
      2.3.1.      Term Loans and Revolving Loans............................44
      2.3.2.      Swing Line Loans..........................................45
      2.4.        Continuation and Conversion Elections.....................47
      2.5.        Funding...................................................48
      2.6.        Issuance Procedures.......................................48
      2.6.1.      Other Lenders' Participation..............................49
      2.6.2.      Disbursements; Conversion to Revolving Loans..............49
      2.6.3.      Reimbursement.............................................50
      2.6.4.      Deemed Disbursements......................................51
      2.6.5.      Nature of Reimbursement Obligations.......................51
      2.7.        Notes.....................................................52

ARTICLE III

      REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

      3.1.        Repayments and Prepayments; Application...................53
      3.1.2.      Application...............................................60
      3.2.        Interest Provisions.......................................61
      3.2.1.      Rates.....................................................61
      3.2.2.      Post-Maturity Rates.......................................61
      3.2.3.      Payment Dates.............................................61

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                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE

      3.3.        Fees......................................................62
      3.3.1.      Commitment Fee............................................62
      3.3.2.      Agents' and Arrangers' Fees...............................63
      3.3.3.      Letter of Credit Fees.....................................63

ARTICLE IV

      CERTAIN LIBO RATE AND OTHER PROVISIONS

      4.1.        LIBO Rate Lending Unlawful................................63
      4.2.        Deposits Unavailable......................................63
      4.3.        Increased LIBO Rate Loan Costs, etc.......................64
      4.4.        Funding Losses............................................64
      4.5.        Increased Capital Costs...................................65
      4.6.        Taxes.....................................................65
      4.7.        Payments, Computations, etc...............................67
      4.8.        Sharing of Payments.......................................68
      4.9.        Setoff....................................................69
      4.10.       Use of Proceeds...........................................69

ARTICLE V

      CONDITIONS PRECEDENT

      5.1.        Initial Credit Extension..................................69
      5.1.1.      Resolutions, etc..........................................70
      5.1.2.      Delivery of Notes.........................................70
      5.1.3.      Transaction Consummated...................................70
      5.1.4.      Closing Date Certificate..................................70
      5.1.5.      Transaction Documents, etc................................70
      5.1.6.      Payment of Outstanding Indebtedness, etc..................71
      5.1.7.      Equity Issuance, etc......................................71
      5.1.8.      Guaranty..................................................71
      5.1.9.      Pledge Agreements.........................................71
      5.1.10.     Security Agreements.......................................72
      5.1.11.     Financial Information, etc................................73
      5.1.12.     Solvency, etc.............................................74
      5.1.13.     Litigation................................................74
      5.1.14.     Material Adverse Effect...................................74
      5.1.15.     Reliance Letters..........................................74
      5.1.16.     Opinions of Counsel.......................................74
      5.1.17.     Insurance.................................................75
      5.1.18.     Closing Fees, Expenses, etc...............................75
      5.2.        All Credit Extensions.....................................75
      5.2.1.      Compliance with Warranties, No Default, etc...............75
      5.2.2.      Credit Extension Request..................................76
      5.2.3.      Satisfactory Legal Form...................................76

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE


ARTICLE VI

      REPRESENTATIONS AND WARRANTIES

      6.1.        Organization, etc.........................................76
      6.2.        Due Authorization, Non-Contravention, etc.................77
      6.3.        Government Approval, Regulation, etc......................77
      6.4.        Validity, etc.............................................77
      6.5.        Financial Information.....................................78
      6.6.        No Material Adverse Effect................................78
      6.7.        Litigation, Labor Controversies, etc......................78
      6.8.        Subsidiaries..............................................78
      6.9.        Ownership of Properties...................................78
      6.10.       Taxes.....................................................79
      6.11.       Pension and Welfare Plans.................................79
      6.12.       Environmental Warranties..................................79
      6.13.       Regulations G, U and X....................................81
      6.14.       Accuracy of Information...................................81

ARTICLE VII

      COVENANTS

      7.1.        Affirmative Covenants.....................................82
      7.1.1.      Financial Information, Reports, Notices, etc..............82
      7.1.2.      Compliance with Laws, etc.................................84
      7.1.3.      Maintenance of Properties.................................84
      7.1.4.      Insurance.................................................84
      7.1.5.      Books and Records.........................................84
      7.1.6.      Environmental Covenant....................................85
      7.1.7.      Future Subsidiaries.......................................85
      7.1.8.      Future Leased Property and Future Acquisitions of
                  Real Property; Future Acquisition of Other
                  Property..................................................87
      7.1.9.      Use of Proceeds, etc......................................88
      7.1.10.     Hedging Obligations.......................................88
      7.1.11.     Patent Security Agreement.................................88
      7.2.        Negative Covenants........................................89
      7.2.1.      Business Activities.......................................89
      7.2.2.      Indebtedness..............................................90
      7.2.3.      Liens.....................................................91
      7.2.4.      Financial Covenants.......................................92
      7.2.5.      Investments...............................................94
      7.2.6.      Restricted Payments, etc..................................95
      7.2.7.      Capital Expenditures, etc.................................97
      7.2.8.      Consolidation, Merger, etc................................97

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                            PAGE

      7.2.9.      Asset Dispositions, etc...................................98
      7.2.10.     Modification of Certain Agreements........................98
      7.2.11.     Transactions with Affiliates..............................99
      7.2.12.     Negative Pledges, Restrictive Agreements, etc.............99
      7.2.13.     Sale and Leaseback.......................................100

ARTICLE VIII

      EVENTS OF DEFAULT

      8.1.        Listing of Events of Default.............................100
      8.1.1.      Non-Payment of Obligations...............................100
      8.1.2.      Breach of Warranty.......................................100
      8.1.3.      Non-Performance of Certain Covenants and
                  Obligations..............................................101
      8.1.4.      Non-Performance of Other Covenants and Obligations
                   ........................................................101
      8.1.5.      Default on Other Indebtedness............................101
      8.1.6.      Judgments................................................101
      8.1.7.      Pension Plans............................................101
      8.1.8.      Change in Control........................................101
      8.1.9.      Bankruptcy, Insolvency, etc..............................102
      8.1.10.     Impairment of Security, etc..............................102
      8.2.        Action if Bankruptcy.....................................103
      8.3.        Action if Other Event of Default.........................103

ARTICLE IX

      THE AGENTS

      9.1.        Actions..................................................103
      9.2.        Funding Reliance, etc....................................104
      9.3.        Exculpation..............................................104
      9.4.        Successor................................................105
      9.5.        Loans or Letters of Credit Issued by the Agents..........106
      9.6.        Credit Decisions.........................................106
      9.7.        Copies, etc..............................................106

ARTICLE X

      MISCELLANEOUS PROVISIONS

      10.1.       Waivers, Amendments, etc.................................106
      10.2.       Notices..................................................108
      10.3.       Payment of Costs and Expenses............................108
      10.4.       Indemnification..........................................109

                                TABLE OF CONTENTS
                                   (CONTINUED)
                                                                           PAGE
      10.5.       Survival.................................................110
      10.6.       Severability.............................................110
      10.7.       Headings.................................................111
      10.8.       Execution in Counterparts, Effectiveness, etc............111
      10.9.       Governing Law; Entire Agreement..........................111
      10.10.      Successors and Assigns...................................111
      10.11.      Sale and Transfer of Loans and Notes;
                  Participation in Loans and Notes.........................111
      10.11.1.       Assignments...........................................111
      10.11.2.       Participation.........................................114
      10.12.      Confidentiality..........................................115
      10.13.      Other Transactions.......................................115
      10.14.      Forum Selection and Consent to Jurisdiction..............116
      10.15.      Waiver of Jury Trial.....................................116

                                CREDIT AGREEMENT


      THIS CREDIT AGREEMENT, dated as of May 22, 1997, among MISTIC BRANDS, INC. ("Mistic"), a Delaware corporation, SNAPPLE BEVERAGE CORP. ("Snapple"), a Delaware corporation, TRIARC BEVERAGE HOLDINGS CORP. (the "Parent"), a Delaware corporation (each of Mistic, Snapple, and the Parent, a "Borrower" and, collectively, the "Borrowers"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION ("DLJ Securities") as the arranger (the "Arranger") for the Lenders, MORGAN STANLEY SENIOR FUNDING, INC. ("Morgan Stanley") as the co-arranger (the "Co-Arranger") and as documentation agent (the "Documentation Agent") for the Lenders, and DLJ CAPITAL FUNDING, INC. ("DLJ"), as syndication agent (the "Syndication Agent") and as paying agent (the "Paying Agent") for the Lenders.

                              W I T N E S S E T H:


      WHEREAS, Snapple is engaged directly and through its Subsidiaries in the business of producing, marketing and distributing beverages and other similar or related products under the Snapple trademark and other trademarks and trade names (the "Snapple Business"); and

      WHEREAS, Mistic is engaged in the business of producing, marketing and distributing beverages and other similar or related products under the Mistic trademark and other trademarks and trade names (the "Mistic Business"); and

      WHEREAS, pursuant to a Stock Purchase Agreement, dated as of March 27, 1997 (as so originally executed and delivered, the "Stock Purchase Agreement"), between Triarc Companies, Inc., a Delaware corporation ("Triarc"), and The Quaker Oats Company, a New Jersey corporation (the "Seller"), the Seller has agreed to sell, transfer and deliver to Triarc, and Triarc has agreed to acquire (the "Acquisition"), all of the issued and outstanding shares of Capital Stock of Snapple, which Triarc will acquire indirectly through the Parent; and

      WHEREAS, in connection with the Acquisition, (i) Triarc will contribute all of the issued and outstanding shares of Capital Stock of Mistic to the Parent (the "Contribution") and (ii) Mistic will refinance existing indebtedness of approximately $71,000,000 in aggregate principal amount (the "Refinancing"); and

      WHEREAS, the aggregate amount necessary to consummate the Transaction (as defined below) (including to fund an anticipated working capital adjustment as set forth in the Stock Purchase

Agreement), and to pay related reasonable fees and expenses, shall not exceed $415,100,000; and

      WHEREAS, in order to consummate the Acquisition and the Refinancing, (i) the Borrowers will receive a cash equity contribution in an amount not less than $75,000,000 (the "Equity Contribution Amount") through the issuance and sale by the Parent to Triarc of shares of its pay-in-kind preferred equity shares (such preferred equity being herein referred to as the "Preferred Stock", and the issuance thereof being herein referred to as the "Equity Issuance") (the initial Credit Extension, the Acquisition, the Contribution, the Refinancing, the Equity Issuance and any and all transactions related thereto are collectively referred to as the "Transaction") and (ii) the Borrowers desire to obtain from the Lenders (a) a Term A Loan Commitment, a Term B Loan Commitment and a Term C Loan Commitment; (b) a Revolving Loan Commitment (to include availability for Revolving Loans, Swing Line Loans and Letters of Credit); (c) a Letter of Credit Commitment (which shall be a sub-facility of the Revolving Loan Commitment); and
(d) a Swing Line Loan Commitment (which shall be a sub-facility of the Revolving Loan Commitment); and

      WHEREAS, the proceeds of the Credit Extensions are to be used for the purposes set forth in Section 7.1.9; and

      WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth (including Article V), to extend such Commitments, make such Loans to the Borrowers and issue (or participate in) such Letters of Credit;

      NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

      "Account" means any account (as that term is defined in Section 9-106 of the UCC) of the Borrowers or any of their wholly-owned U.S. Subsidiaries arising from the sale or lease of goods or the rendering of services.

      "Account Debtor" is defined in clause (b) of the definition of "Eligible Accounts".

      "Acquisition" is defined in the third recital.

      "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (i) to vote 10% or more of the Capital Stock (on a fully diluted basis) of such Person having ordinary voting power for the election of directors or managing general partners, or (ii)to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "Agents" means, collectively, the Paying Agent, the Syndication Agent and the Documentation Agent.

      "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time amended, supplemented, amended and restated, or otherwise modified and in effect on such date.

      "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum equal to the higher of (i) the "PRIME RATE" most recently published in the Wall Street Journal, and (ii) the Federal Funds Rate most recently determined by the Paying Agent plus 1/2 of 1%. The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Paying Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Paying Agent will give notice promptly to the Parent and the Lenders of changes in the Alternate Base Rate.

      "Annualized" means (i) with respect to the end of the first full Fiscal Quarter of the Borrowers to occur after the Closing Date, the applicable amount for such Fiscal Quarter multiplied by four, (ii) with respect to the second Fiscal Quarter of the Borrowers to occur after the Closing Date, the applicable amount for such Fiscal Quarter and the immediately preceding Fiscal Quarter multiplied by two, and (iii) with respect to the third Fiscal Quarter of the Borrowers to occur after the Closing Date, the applicable amount for such Fiscal Quarter and the immediately preceding two Fiscal Quarters multiplied by 1.3333.

      "Applicable Commitment Fee" means, (i) at all times from the Closing Date through (and including) the day that is 270 days following the Closing Date, a fee which shall accrue at a rate of 1/2 of 1% per annum, and (ii) thereafter, a fee which shall accrue at a rate per annum determined by reference to the Leverage Ratio for the Fiscal Quarter last ended and the applicable percentage per annum set forth below under the column entitled "Applicable Commitment Fee":

      Leverage Ratio                              Applicable
                                                Commitment Fee
      greater than or
       equal to 2.50:1                                0.500%
      less than 2.50:1                                0.375%

The Leverage Ratio used to compute the Applicable Commitment Fee shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Parent to the Paying Agent pursuant to clause (c) of Section 7.1.1. Changes in the Applicable Commitment Fee resulting from a change in the Leverage Ratio shall become effective upon delivery by the Parent to the Paying Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Parent shall fail to deliver a Compliance Certificate within the number of days required pursuant to clause (c) of Section 7.1.1 (after giving effect to any grace period), the Applicable Commitment Fee from and including the first day after the date on which such Compliance Certificate was required to be delivered to, but not including the date the Parent delivers to, the Paying Agent an appropriately completed Compliance Certificate shall conclusively equal the highest Applicable Commitment Fee set forth above.

      "Applicable Margin" means at all times during the applicable periods set forth below,

            (a) with respect to the unpaid principal amount of each Term B Loan maintained as (i) a Base Rate Loan, 2.25% per annum and (ii) a LIBO Rate Loan, 3.00% per annum;

            (b) with respect to the unpaid principal amount of each Term C Loan maintained as (i) a Base Rate Loan, 2.50% per annum, and (ii) a LIBO Rate Loan, 3.25% per annum; and

            (c) with respect to the unpaid principal amount of each Revolving Loan and each Term A Loan maintained as (i) a Base Rate Loan, (x) from the Closing Date through (and including) the day that is 270 days following the Closing Date, 1.25% per annum, and (y) thereafter, by reference to the Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Base Rate Loans", and
      (ii) a LIBO Rate Loan, (x) from the Closing Date through (and including) the day that is 270 days following the Closing Date, 2.50% per annum, and
      (y) thereafter, by reference to the Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for LIBO
      Rate Loans":


            Applicable Margin For Revolving Loans and Term A Loans

                                  Applicable       Applicable
                              Margin For Base         Margin For LIBO
      Leverage Ratio              Rate Loans       Rate Loans
greater than or equal               1.25%                   2.50%
      to 3.5:1
less than 3.5:1 and                 1.00%                   2.25%
      greater than or
      equal to 3.0:1
less than 3.0:1 and                 0.50%                   1.75%
      greater than or
      equal to 2.5:1
less than 2.5:1                     0.25%                   1.50%;

provided, however, that all outstanding Loans shall be borrowed and maintained as Base Rate Loans until the earlier of (i) 60 days after the Closing Date and
(ii) the date when the Syndication Agent has notified the Parent that the syndication of the Commitments has been completed to the satisfaction of the Agents.

The Leverage Ratio used to compute the Applicable Margin for Revolving Loans and Term A Loans shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Parent to the Paying Agent pursuant to clause (c) of Section 7.1.1. Changes in the Applicable Margin for Revolving Loans or Term A Loans resulting from a change in the Leverage Ratio shall become effective upon delivery by the Parent to the Paying Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Parent shall fail to deliver a Compliance Certificate within the number of days required pursuant to clause (c) of Section 7.1.1 (after giving effect to any grace period), the Applicable Margin for Revolving Loans and Term A Loans from and including the first day after the date on which such Compliance Certificate was required to be delivered to, but not including the date the Parent delivers to, the Paying Agent an appropriately completed Compliance Certificate shall conclusively equal the highest Applicable Margin for Revolving Loans and Term A Loans set forth above.

      "Arranger" means Donaldson, Lufkin & Jenrette Securities
Corporation, a Delaware corporation.

      "Arrangers" means, collectively, the Arranger and the Co-
Arranger.

      "Assignee Lender" is defined in Section 10.11.1.

      "Assumed Restricted Debt" is defined in clause (a) of
Section 7.1.7.

      "Authorized Officer" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Agents and the Lenders pursuant to Section 5.1.1.

      "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

      "Borrower" and "Borrowers" is defined in the preamble.

      "Borrower Security Agreement" means the Security Agreement executed and delivered by an Authorized Officer of each of the Borrowers pursuant to Section 5.1.10, substantially in the form of Exhibit K-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period made by all Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1.

      "Borrowing Base Amount" means, at any time, the Net Asset Value of all Eligible Accounts and Eligible Inventory at such time as determined in accordance with the definition of "Net Asset Value" and as certified by the Parent to the Lenders in the most recently delivered Borrowing Base Certificate, including the Borrowing Base Certificate delivered on the Closing Date pursuant to clause (c) of Section 5.1.11.

      "Borrowing Base Certificate" means a certificate duly completed and executed by the chief accounting or chief financial Authorized Officer of the Parent, substantially in the form of Exhibit E hereto.

      "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of Exhibit C hereto.

      "Business Day" means

            (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

            (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day on which dealings in Dollars are carried on in the London interbank market.

      "Capital Expenditures" means, with respect to any Person for any applicable period, the sum (without duplication) of

            (a) the aggregate amount of all expenditures of such Person and its Subsidiaries determined on a consolidated basis for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

            (b)  the aggregate amount of all Capitalized Lease
      Liabilities incurred during such period.

      "Capital Stock" means with respect to any Person, (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate or capital stock, including, without limitation, shares of preferred or preference stock of such Person, (ii) all partnership interests (whether general or limited) in such Person, (iii) all membership interests or limited liability company or partnership interests in such Person, and (iv) all other equity or ownership interests in such Person of any other type.

      "Capitalized Lease Liabilities" means with respect to any Person for any applicable period, all monetary obligations of such Person and its Subsidiaries determined on a consolidated basis under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

      "Cash Equivalent Investment" means, at any time:

            (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed or insured by the United States Government or any agency thereof, or by any state of the United States (the securities of which state are rated at least AA by S&P or Aa by Moody's);

            (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by

                  (i) a  corporation  (other than an  Affiliate  of any Obligor)
            organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by S&P or P-1 by Moody's, or

                  (ii)  any Lender (or its holding company);

            (c) any certificate of deposit or bankers acceptance, maturing not more than one year after such time, which is issued by either

                  (i) a commercial  banking  institution that is a member of the
            Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

                  (ii)  any Lender;

            (d)  any  repurchase   agreement  or  transaction   under  a  master
      repurchase agreement entered into with any Lender (or other commercial banking institution of the stature referred to in clause (c)(i)) which

                  (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c), and

                  (ii) has a market value at the time the transaction under such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other commercial banking institution) thereunder; or

            (e) money market funds having no restrictions on liquidation rights and whose sole investments are comprised of investments permitted under clauses (a) through (d).

      "Casualty  Event"  means,   with  respect  to  any  Person,   the  damage,
destruction or condemnation, as the case may be, of any property of such Person.

      "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      "CERCLIS" means the Comprehensive Environmental Response
Compensation Liability Information System List.

      "Change in Control" means

            (a) any Person or two or more Persons acting in concert, other than Peter W. May, Nelson Peltz or any of their controlled Affiliates (individually or collectively) shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended) of 50% or more of the outstanding shares of voting Capital Stock of Triarc on a fully diluted basis; or

            (b) (i) prior to an Initial Public Offering of the Parent, the failure of Triarc to own, free and clear of all Liens or other encumbrances (other than as permitted under the Loan Documents), 100% of the outstanding shares of voting Capital Stock of the Parent on a fully diluted basis, and (ii) after an Initial Public Offering of the Parent, the failure of Triarc to own, free and clear of all Liens or other encumbrances (other than as permitted under the Loan Documents), at least 51% of the outstanding shares of voting Capital Stock of the Parent on a fully diluted basis; or

            (c) (i) prior to an Initial Public Offering of Mistic, the failure of the Parent to own, free and clear of all Liens or other encumbrances (other than as permitted under the Loan Documents), 100% of the outstanding shares of voting Capital Stock of Mistic on a fully diluted basis, and (ii) after an Initial Public Offering of Mistic, the failure of the Parent to own, free and clear of all Liens or other encumbrances (other than as permitted under the Loan Documents), at least 51% of the outstanding shares of voting Capital Stock of Mistic on a fully diluted basis; or

            (d) (i) prior to an Initial Public Offering of Snapple, the failure of the Parent to own, free and clear of all Liens or other encumbrances (other than as permitted under the Loan Documents), 100% of the outstanding shares of voting Capital Stock of Snapple on a fully diluted basis, and (ii) after an Initial Public Offering of Snapple, the failure of the Parent to own, free and clear of all Liens or other encumbrances (other than as permitted under the Loan

      Documents), at least 51% of the outstanding shares of voting Capital Stock of Snapple on a fully diluted basis; or

            (e) the chief executive officer of any Borrower, as of the Closing Date, shall have ceased to continue to serve in the operational and managerial capacities in which he now serves or in an enhanced operational or managerial capacity with any Borrower and a successor shall not be appointed within 180 days thereof with the prior consent of the Required Lenders (which consent shall not be unreasonably withheld or delayed); or

            (f) during any period of 12 consecutive months, individuals who at the beginning of such 12-month period were directors of a Borrower cease for any reason to continue to constitute a majority of the Board of Directors of such Borrower, unless their successors shall have been approved by a majority of the continuing directors; or

            (g) except as otherwise permitted under the Loan Documents, the failure of a Borrower to own, free and clear of all Liens or other encumbrances (other than as permitted under the Loan Documents), 100% of the outstanding shares of voting Capital Stock of each Guarantor which is a Material Obligor on a fully diluted basis.

      "Closing Date" means the date of the initial Credit Extension, not to be later that July 31, 1997.

      "Closing Date Certificate" means a certificate of an Authorized Officer of each Borrower substantially in the form of Exhibit G hereto, delivered pursuant to Section 5.1.4.

      "Co-Arranger" means Morgan Stanley Senior Funding, Inc., a
Delaware corporation.

      "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

      "Commitment" means, as the context may require, a Lender's
Letter of Credit Commitment, Revolving Loan Commitment, Swing
Line Loan Commitment, Term A Loan Commitment, Term B Loan
Commitment or Term C Loan Commitment.

      "Commitment Amount" means, as the context may require, the Letter of Credit Commitment Amount, the Revolving Loan Commitment Amount, the Swing Line Loan Commitment Amount, the Term A Loan Commitment Amount, the Term B Loan Commitment Amount or the
Term C Loan Commitment Amount.

      "Commitment Termination Date" means, as the context may require, the Revolving Loan Commitment Termination Date, the Term A Loan Commitment Termination Date, the Term B Loan Commitment Termination Date or the Term C Loan Commitment Termination Date.

      "Commitment Termination Event" means

            (a)  the occurrence of any Default described in clauses
      (a) through (d) of Section 8.1.9 with respect to any Material Obligor; or

            (b) the occurrence and continuance of any other Event of Default and either (i) the declaration of the Loans to be due and payable pursuant to
      Section 8.3, or (ii)in the absence of such declaration, the giving of notice by the Paying Agent, acting at the direction of the Required Lenders, to the Parent that the Commitments have been terminated.

      "Compliance Certificate" means a certificate duly completed and executed by the chief financial Authorized Officer of the Parent, substantially in the form of Exhibit H hereto.

      "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of Capital Stock of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

      "Continuation/Conversion   Notice"  means  a  notice  of  continuation  or
conversion and certificate duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of Exhibit F hereto.

      "Contribution" is defined in the fourth recital.

      "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrowers, are treated as a single employer under Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

      "Copyright Security Agreement" means any Copyright Security Agreement executed and delivered by an Obligor in substantially the form of Exhibit C to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Credit Extension" means, as the context may require,

            (a)  the making of a Loan by a Lender; or

            (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any previously issued Letter of Credit, by any Issuer.

      "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

      "Current Assets" means, on any date with respect to any Person, without duplication, all assets (other than cash) which, in accordance with GAAP consistently applied, would be included as current assets on a consolidated balance sheet of such Person and its Subsidiaries at such date as current assets.

      "Current Liabilities" means, on any date with respect to any Person, without duplication, all amounts which, in accordance with GAAP (consistently applied), would be included as current liabilities on a consolidated balance sheet of such Person and its Subsidiaries at such date, excluding current maturities of Indebtedness ("Indebtedness" for purposes of this definition includes principal and interest with respect to Revolving Loans).

      "Debt" means the outstanding principal amount of all Indebtedness of the Parent and its Subsidiaries (including Mistic and Snapple) of the nature referred to in clauses (a), (b), and (c) of the definition of "Indebtedness" plus (without duplication) the aggregate amount of all Contingent Liabilities to the extent covering or supporting the principal amount of any such Indebtedness.

      "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

      "DLJ" is defined in the preamble.

      "DLJ Securities" is defined in the preamble.

      "Disbursement" is defined in Section 2.6.2.

      "Disbursement Date" is defined in Section 2.6.2.

      "Disclosure  Schedule"  means the Disclosure  Schedule  attached hereto as
Schedule I, as it may be amended, supplemented or otherwise modified from time to time by the Borrowers with the written consent of the Paying Agent and the Required Lenders.

      "Documentation Agent" means Morgan Stanley Senior Funding,
Inc., a Delaware corporation.

      "Dollar" and the sign "$" mean lawful money of the United
States.

      "Domestic Office" means, relative to any Lender, the office of such Lender designated as such as set forth opposite its name on Schedule II hereto under the applicable column heading or as set forth in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.

      "EBITDA" means, with respect to the Parent and its Subsidiaries (including Mistic and Snapple) for any applicable period, the sum (without duplication), determined on a consolidated basis, of

            (a)  Net Income,

plus

            (b) the amount deducted in determining Net Income representing depreciation and amortization,

plus

            (c) the amount deducted in determining Net Income representing income tax expense (including (i) reserves for deferred taxes not payable currently and (ii) payments or accruals made pursuant to the Tax Sharing Agreement), plus

            (d) the amount deducted in determining Net Income representing Interest Expense, plus

            (e) an amount equal to the amount of all non-cash charges deducted in determining Net Income,

plus

            (f) an amount equal to the amount of any extraordinary charges deducted in determining Net Income,

minus

            (g) an amount equal to the amount of all non-cash credits included in determining Net Income.

      "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

      "Eligible Account" means, with respect to each Borrower and any of its wholly-owned U.S. Subsidiaries which has executed and delivered the Guaranty and the Subsidiary Security Agreement, at the time of any determination thereof, any Account as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the Agents:

            (a) the Borrower or such Subsidiary owns such Account free and clear of all Liens other than any Lien in favor of the Paying Agent and the Lenders granted pursuant to or in connection with this Agreement or another Loan Document;

            (b) such Account is a legal, valid, binding and enforceable obligation of the Person obligated under such Account (the "Account Debtor");

            (c) such Account is not subject to any bona fide dispute, setoff, counterclaim or other claim (or right to assert any such setoff right, counterclaim or other claim) or defense on the part of the Account Debtor or any other Person denying liability under such Account; provided, however, that such Account shall constitute an Eligible Account to the extent it is not subject to any such dispute, setoff, counterclaim or other claim or defense;

            (d) the Borrower or such Subsidiary has the full and unqualified right to assign and grant a Lien in such Account to the Paying Agent, for its benefit and that of the Lenders, as security for the Obligations;

            (e) such Account is evidenced by an invoice rendered to the Account Debtor (which shall include computer records) or is reflected by computer records maintained by the

      Borrower or such Subsidiary evidencing such Account and is not evidenced by any instrument or chattel paper (as the terms "instrument" and "chattel paper" are defined in Section 9-105 of the UCC), unless such instrument or chattel paper has been delivered to the Paying Agent;

            (f) such Account arose from the sale of goods or services by the Borrower or such Subsidiary in the ordinary course of the Borrower's or such Subsidiary's business, and such goods or services have been shipped or delivered (in the case of goods) or rendered in full (in the case of services) to the Account Debtor for such Account;

            (g) with respect to such Account, no Account Debtor is (i) an Affiliate of the Borrower or any of its Subsidiaries, other than Select, so long as (x) neither the Borrowers nor any of their Subsidiaries own, directly or indirectly, in excess of 25% of Select's Capital Stock in the aggregate or possess, directly or indirectly, the power to direct or cause the direction of the management or policies of Select, whether by contract or otherwise, and (y) Select's Eligible Accounts do not constitute, at any time of determination, in excess of the lesser of (1) $10,000,000 or (2) 15% of all Eligible Accounts, or (ii) the subject of any reorganization, bankruptcy, receivership, custodianship, insolvency or other condition analogous with respect to such Account Debtor to those described in clauses (a) through (d) of Section 8.1.9;

            (h) such Account is not outstanding more than 90 days from the date of invoice giving rise to such Account (unless such Account, by its terms, is permitted to be outstanding for a longer period, in which case such Account shall not be outstanding for more than such period, provided that such period does not exceed 180 days and such Account together with all such other Eligible Accounts outstanding in excess of 90 days do not in the aggregate exceed $5,000,000 at any time);

            (i) such Account is not an Account owing by an Account Debtor having, at the time of any determination of Eligible Accounts, in excess of 35% of the aggregate outstanding amount of all Accounts of such Account Debtor (other than any Accounts which are the subject of bona fide disputes between such Account Debtor and the Borrower or such Subsidiary, as the case may be) outstanding more than 90 days past the date of invoice (unless such Account, by its terms, is permitted to be outstanding for a longer period, in which case such Account shall not be outstanding for more than such period, provided that such period does not exceed 180 days and such Account together with all such other

      Eligible Accounts outstanding in excess of 90 days do not in the aggregate exceed $5,000,000 at any time);

            (j) with respect to the Account Debtor under such Account, neither the Borrower nor any such Subsidiary is indebted to such Account Debtor, unless the Borrower or such Subsidiary and such Account Debtor have entered into an agreement whereby the Account Debtor is prohibited from exercising any right of setoff with respect to the Accounts of the Borrower or such Subsidiary; provided, that in any event, if such an agreement prohibiting setoff rights is not delivered by the Account Debtor, then only the amount that the Borrower or such Subsidiary is indebted to such Account Debtor shall be excluded as an Eligible Account pursuant to this clause; and

            (k) such Account arises from a sale to an Account Debtor located within the United States or Puerto Rico, unless the Account Debtor's obligations (or that portion of such obligations which is acceptable to the Agents) with respect to a sale to an Account Debtor not located within the United States or Puerto Rico are secured by a letter of credit, guaranty or eligible bankers' acceptance having terms, and from such issuers and confirmation banks, as are acceptable to the Agents.

      "Eligible Inventory" means, with respect to each Borrower and any of its wholly-owned U.S. Subsidiaries, at the time of any determination thereof, any Inventory arising in the ordinary course of business and as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the
Agents:

            (a) such Inventory is located in the United States or Puerto Rico;

            (b) the Borrower or its wholly-owned U.S. Subsidiary owning such Inventory, as the case may be, has full and unqualified right to assign and grant a Lien in such Inventory to the Paying Agent, for its benefit and that of the Lenders, as security for the Obligations;

            (c) the Borrower or one of its wholly-owned U.S. Subsidiaries owns such Inventory free and clear of all Liens in favor of any Person other than any Lien in favor of the Paying Agent and the Lenders granted pursuant to or in connection with this Agreement or another Loan Document; and

            (d) none of such Inventory is obsolete, unsalable, damaged or otherwise unfit for sale or consumption or further processing.

      "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and binding guidelines (including consent decrees and administrative orders) relating to the protection of the environment.

      "Equity Contribution Amount" is defined in the sixth recital.

      "Equity Issuance" is defined in the sixth recital.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

      "Event of Default" is defined in Section 8.1.

      "Excess Amount" means, for purposes of determining the amount of management fees permitted to be paid pursuant to clause (a) of Section 7.2.11 for any Fiscal Year listed in Item 7.2.11(a) ("Expected Funded Debt") of the Disclosure Schedule, the excess (if any) of (x) the amount set forth opposite such Fiscal Year in such Item 7.2.11(a) over (y) the actual, aggregate amount (computed without duplication) of all Term Loans, Revolving Loans, Swing Line Loans, Letters of Credit and Reimbursement Obligations outstanding under the Commitments hereunder as of the last day of such Fiscal Year and as certified pursuant to the Compliance Certificate delivered in respect of such Fiscal Year end.

      "Excess Cash Flow" means, with respect to the Parent and its Subsidiaries (including Mistic and Snapple) for any applicable period, the excess (if any), of

            (a) EBITDA for such applicable period;

over

            (b) the sum, without duplication (for such applicable period) on a consolidated basis of

                  (i) the cash portion of Interest Expense (net of cash interest income) actually paid during such applicable period;

      plus

                  (ii)  (x)  scheduled   payments  and  optional  and  mandatory
            prepayments, to the extent actually made, of the principal amount of the Term Loans or any other term Debt (including Capitalized Lease Liabilities), (y) and mandatory prepayments of the principal amount of the Revolving Loans and Swing Line Loans pursuant to clauses (b) or (k) of Section 3.1.1 in connection with a reduction of the Revolving Loan Commitment Amount, in each case for such applicable period and (z) to the extent not deducted in the computation of EBITDA, all cash payments in respect of other Indebtedness (exclusive of optional prepayments of amounts outstanding under the Revolving Loan Commitment);

      plus

                  (iii) all federal,  state and foreign  income  taxes  actually paid in cash (including payments made pursuant to the Tax Sharing Agreement) during such applicable period;

      plus

                  (iv) Capital Expenditures actually made during such applicable period pursuant to Section 7.2.7 (excluding Capital Expenditures constituting Capitalized Lease Liabilities and by way of the incurrence of Indebtedness permitted pursuant to Section 7.2.2(f) to a vendor of any assets permitted to be acquired pursuant to Section
            7.2.7 to finance the acquisition of such assets);

      plus

                  (v) the amount of the net  increase (or minus in the case of a net decrease) of Current Assets over Current Liabilities of the Parent and its Subsidiaries (including Mistic and Snapple) for such applicable period;

      plus
                  (vi) the cash  portion of any fees and  expenses  incurred  in connection with any required Hedging Obligation.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

            (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

            (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Paying Agent from three federal funds brokers of recognized standing selected by it.

      "Fee Letter" means the confidential fee letter, dated April 18, 1997, among the Arranger, the Co-Arranger, the Syndication Agent, Triarc and Mistic, which sets forth certain fees to be paid in connection with this Agreement.

      "Financial Statement Indemnity Amount" is defined in Section
3.1.1(g).

      "Fiscal Quarter" means any fiscal quarter of any Fiscal Year of the Borrowers.

      "Fiscal Month" means any fiscal month of any Fiscal Year of the Borrowers.

      "Fiscal Year" means any fiscal year of the Borrowers; provided that, as of the date of the initial Credit Extension, each Borrower's Fiscal Year shall end on the Sunday occurring closest to December 31 of each year, including December 31.

      "Fixed Charge Coverage Ratio" means, at the end of any Fiscal Quarter, the ratio for the period consisting of such Fiscal Quarter and each of the three immediately preceding Fiscal Quarters (provided that for the first three Fiscal Quarters after the Closing Date the components of the Fixed Charge Coverage Ratio shall be determined on an Annualized basis) of

            (a) EBITDA for all such Fiscal Quarters, plus the aggregate amount of all management fees permitted and paid during such Fiscal Quarters pursuant to clause (a) of Section 7.2.11, to the extent deducted in computing EBITDA;

to

            (b) the sum (without duplication) of

                  (i) Capital Expenditures actually made during all such Fiscal Quarters pursuant to Section 7.2.7;

      plus

                  (ii) the cash portion of Interest Expense (net of cash interest or investment income) for all such Fiscal Quarters;

      plus

                  (iii) all  scheduled  payments  of  principal,  to the  extent actually made, of the Term Loans and other term Debt (including the principal portion of any Capitalized Lease Liabilities) during all such Fiscal Quarters;

      plus

                  (iv) all federal, state and foreign income taxes actually paid in cash (including payments made pursuant to the Tax Sharing Agreement) during all such Fiscal Quarters;

      plus

                  (v) all payments of management  fees permitted and paid during all such Fiscal Quarters pursuant to clause (a) of Section 7.2.11.

      "F.R.S. Board" means the Board of Governors of the Federal
Reserve System or any successor thereto.

      "GAAP" is defined in Section 1.4.

      "Guarantor" means, on the Closing Date, each Borrower and each U.S. Subsidiary of any Borrower and, thereafter, each Subsidiary of any Borrower that is required, pursuant to clause (a) of Section 7.1.7, to execute and deliver a supplement to the Guaranty.

      "Guaranty" means the Guaranty executed and delivered by each Guarantor pursuant to Section 5.1.8 or clause (a) of Section 7.1.7, substantially in the form of Exhibit I hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Hazardous Material" means

            (a)  any "hazardous substance", as defined by CERCLA;

            (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

            (c)  any petroleum product; or

            (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended or hereafter amended.

      "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

      "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

      "Impermissible   Qualification"   means,   relative   to  the  opinion  or
certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification

            (a)  which is of a "going concern" or similar nature;

            (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

            (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause such Obligor to be in default of any of its obligations under Section 7.2.4.

      "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

      "Indebtedness" of any Person means, without duplication

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

            (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

            (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Liabilities;

            (d) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined, except for deferred income and franchise taxes;

            (e)  net liabilities of such Person under all Hedging
      Obligations;

            (f) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (but not including liabilities incurred in connection with any employment severance arrangements), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

            (g) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable for such Indebtedness.

      "Indemnified Liabilities" is defined in Section 10.4.

      "Indemnified Parties" is defined in Section 10.4.

      "Initial Public Offering" means a primary underwritten public offering of the voting Capital Stock of the Parent, Mistic or Snapple (as applicable), other than any public offering or sale pursuant to a registration statement on Form S-8 or a comparable form.

      "Interest Coverage Ratio" means, at the end of any Fiscal
Quarter, the ratio computed for the period consisting of such

Fiscal Quarter and each of the three immediately prior Fiscal Quarters (provided that for the first three Fiscal Quarters after the Closing Date the components of the Interest Coverage Ratio shall be determined on an Annualized basis) of:

            (a)  EBITDA for all such Fiscal Quarters;

to

            (b) the cash portion of Interest Expense for all such Fiscal Quarters.

      "Interest Expense" means, for any applicable period, the aggregate consolidated interest expense of the Parent and its Subsidiaries (including Mistic and Snapple) for such applicable period, as determined in accordance with GAAP, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense, but excluding (to the extent included in interest expense) (i) the amortization of fees and expenses incurred in connection with the Transaction and (ii) any fees and expenses incurred in connection with any required Hedging Obligation.

      "Interest Period" means, relative to any LIBO Rate Loans, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4 and ending on (but excluding) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as the applicable Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

            (a) no more than 10 Interest Periods shall be in effect at any one time;

            (b) Interest Periods commencing on the same date for Loans comprising part of the same Borrowing shall be of the same duration;

            (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

            (d) no Interest Period for any Loan may extend beyond the Stated Maturity Date for such Loan.

      "Inventory" means any "inventory" (as that term is defined in Section 9-109(4) of the UCC) of the Borrowers or any of their wholly-owned U.S. Subsidiaries.

      "Investment" means, relative to any Person,

            (a) any loan or advance made by such Person to any other Person (excluding (i) commission, travel and similar advances to officers and employees made in the ordinary course of business or (ii) ordinary trade debt (in the nature of open accounts payable) extended in the ordinary course of business on customary terms);

            (b)  any Contingent Liability of such Person; and

            (c) any ownership or similar interest held by such Person in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon, whether by means of dividend, distribution or otherwise (and without adjustment by reason of the financial condition of such other Person), and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

      "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of Exhibit D hereto.

      "Issuer" means such Lender or Lenders as may be designated from time to time by the Syndication Agent (and agreed to by the Parent and each such Lender), or any affiliate, unit or agency of each such Lender, in its individual capacity hereunder as the issuer of any Letters of Credit.

      "Lender  Assignment   Agreement"  means  a  Lender  Assignment   Agreement
substantially in the form of Exhibit N hereto.

      "Lenders" is defined in the preamble.

      "Letter of Credit" is defined in Section 2.1.3.

      "Letter of Credit Commitment" means, with respect to each Issuer, such Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.3 and, with respect to each of the other Lenders that has a Revolving Loan Commitment, the obligation of such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.

      "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $25,000,000, as such amount may be reduced from time to time pursuant to
Section 2.2.

      "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

            (a) the aggregate Stated Amount at such time of all Letters of Credit then outstanding and undrawn (as such aggregate Stated Amount shall be adjusted, from time to time, as a result of drawings, the issuance of Letters of Credit, or otherwise), plus

            (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

      "Leverage Ratio" means, at the end of any Fiscal Quarter, the ratio of

            (a) subject to the proviso below, total Debt;

to

            (b) EBITDA for the period of four consecutive Fiscal Quarters most recently ended on or prior to such date; provided that for the first three Fiscal Quarters after the Closing Date EBITDA shall be determined on an Annualized basis;

provided, however, that during each of the first two Fiscal Quarters of each Fiscal Year the amount determined in clause (a) above shall be reduced by the Seasonal Working Capital Amount.


      "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest per annum determined by the Paying Agent to be the arithmetic mean (rounded upward to the next 1/32 of 1%) of the rates of interest per annum at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, a LIBO Rate Loan by the Paying Agent and having a maturity comparable to such Interest Period would be offered to the Paying Agent in the London interbank market at its request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

      "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

      "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, the rate of interest per annum (rounded upwards to the next 1/32 of 1%) determined by the Paying Agent as follows:

         LIBO Rate           =              LIBO Rate
      (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

      The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be adjusted automatically as to all LIBO Rate Loans then outstanding as of the effective date of any change in the LIBOR Reserve Percentage.

      "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such as set forth opposite its name on Schedule II hereto under the applicable column heading or as set forth in the Lender Assignment Agreement or such other office of a Lender (or any successor or assign of such Lender) as designated from time to time by notice from such Lender to the Parent and the Paying Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

      "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the F.R.S. Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the F.R.S. Board).

      "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

      "Loan" means, as the context may require, a Revolving Loan, a Swing Line Loan, a Term A Loan, a Term B Loan or a Term C Loan, of any type.

      "Loan Document" means this Agreement, the Notes, the Letters of Credit, each Borrowing Base Certificate, the Fee Letter, each Pledge Agreement, the Guaranty, each Mortgage (if any), each Security Agreement, each Copyright Security Agreement, each Patent Security Agreement, each Trademark Security Agreement, each Rate Protection Agreement and each other material agreement, document or instrument delivered in connection with this Agreement or any other Loan Document, whether or not specifically mentioned herein.

      "Material Adverse Effect" means (a) a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Parent and its Subsidiaries (including Mistic and Snapple), taken as a whole, (b) a material impairment of the ability of any Borrower or any other Material Obligor to perform its respective material obligations under the Loan Documents to which it is or will be a party, or (c) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to each Issuer, the Agents or the Lenders under this Agreement or any other Loan Document.

      "Material Obligor" means, at any time of determination, (x) any Borrower, or (y) any Subsidiary of any Borrower owning 5% or more of the total assets of the Parent and its Subsidiaries on a consolidated basis or contributing 5% or more of the EBITDA of the Parent and its Subsidiaries on a consolidated basis.

      "Mistic" is defined in the preamble.

      "Mistic Business" is defined in the second recital.

      "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

      "Morgan Stanley" is defined in the preamble.

      "Mortgage" means, collectively, each mortgage or deed of trust or leasehold mortgage that may be executed and delivered pursuant to Section 7.1.7, in form and substance reasonably satisfactory to the Agents, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Net Asset Value" means, at any time of any determination, (i) with respect to Eligible Accounts, 80% of an amount equal to (x) the book value of all Eligible Accounts as reflected on the books of the Borrowers and their applicable U.S. Subsidiaries, determined on a consolidated basis and valued in accordance with GAAP, net of (y) all credits, discounts and allowances in respect of such Eligible Accounts and (ii) with respect to Eligible

Inventory, an amount equal to 50% of the lesser of the market value and the cost of goods of all Eligible Inventory as reflected on the books of the Borrowers and their applicable U.S. Subsidiaries, determined on a consolidated basis and valued in accordance with GAAP.

      "Net Casualty Proceeds" means, with respect to any Casualty
Event, the excess of:

            (a) the gross amount of all insurance proceeds or condemnation awards received by the Person suffering such Casualty Event as a result of such Casualty Event,

over

            (b) the sum (without duplication) of (i) the reasonable and customary legal and other professional fees and expenses actually incurred in connection with the receipt of such proceeds or awards and (ii) all taxes (including any payments made pursuant to the Tax Sharing Agreement) and other governmental costs and expenses actually paid or estimated by the Parent or any of its Subsidiaries (in good faith) to be payable in cash in connection with the receipt of such proceeds or awards.

      "Net Debt Proceeds" means, with respect to the incurrence, sale or issuance by the Parent or any of its Subsidiaries (including Mistic and Snapple) of any Debt (other than Debt permitted by Section 7.2.2), the excess of:

            (a) the gross cash proceeds received by such Person from such incurrence, sale or issuance,

over

            (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such incurrence, sale or issuance, including any reasonable up-front fees and expenses incurred in connection with any required Hedging Obligation; provided such Hedging Obligation relates solely to the new Debt incurred pursuant to such incurrence, sale or issuance.

      "Net Disposition Proceeds" means, with respect to any sale, transfer or other disposition of any assets of the Parent or any of its Subsidiaries (including Mistic and Snapple) (other than as permitted pursuant to clause (a) or (c) of Section 7.2.9, the excess of:

            (a) the gross cash proceeds received by such Person from any such sale, transfer or other disposition and any cash payments received in respect of promissory notes or other non-cash consideration delivered to such Person in respect thereof, over

            (b) the sum (without duplication) of (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale, transfer or other disposition, (ii) all taxes (including any payments made pursuant to the Tax Sharing Agreement) and other governmental costs and expenses actually paid or estimated by the Parent or any of its Subsidiaries (in good faith) to be payable in cash in connection with such sale, transfer or other disposition (including any costs and expenses actually paid or incurred relating to compliance with Environmental Laws), and (iii) payments made by the Parent or any of its Subsidiaries (including Mistic and Snapple) to retire Indebtedness (other than the Loans) of such Person where payment of such Indebtedness is required in connection with such sale, transfer or other disposition;

provided, however, that if, after the payment of all taxes (including payments payable pursuant to the Tax Sharing Agreement) with respect to such sale, transfer or other disposition, the amount of estimated taxes, if any, pursuant to clause (b)(ii) above exceeded the tax amount actually paid in cash in respect of such sale, transfer or other disposition, the aggregate amount of such excess shall be immediately payable, pursuant to clause (c) of Section 3.1.1, as Net Disposition Proceeds.

      "Net Equity Proceeds" means, with respect to the sale or issuance by the Parent or any of its Subsidiaries (including Mistic and Snapple) to any Person of any of its Capital Stock or any warrants or options with respect to its Capital Stock or the exercise of any such warrants or options after the Closing Date (other than pursuant to any subscription agreement, incentive plan or similar arrangement with any officer, employee or director of the Parent or any of its Subsidiaries) the excess of:

            (a) the gross cash proceeds received from such sale, exercise or issuance, over

            (b) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or issuance.

      "Net Income" means, for any period, without duplication, the sum of (i) the aggregate of all amounts which, in accordance with GAAP, would be included as net income of the Parent and its Subsidiaries (including Mistic and Snapple) for such period on a consolidated basis, excluding extraordinary gains, and (ii) the amount of the after tax effect on such net income in respect of (x) purchase accounting adjustments, if any, in an aggregate amount not to exceed $7,500,000, for write downs of Accounts, Inventory or property, plant or equipment, or (y) expenses that would have been offset against liabilities designated as "copacker reserve", "take or pay penalties" and "dispute resolution reserve" on the Pro Forma Balance Sheet, except for the fact that such liabilities were reduced by an audit of the opening consolidated balance sheet of the Parent and its Subsidiaries.

      "Net Worth" means the consolidated net worth of the Parent and its Subsidiaries (including Mistic and Snapple), determined in accordance with GAAP.

      "Non-U.S. Subsidiary" means any Subsidiary other than a U.S.
Subsidiary.

      "Note" means, as the context may require, a Revolving Note, a Swing Line Note, a Term A Note, a Term B Note or a Term C Note.

      "Obligations" means all obligations (monetary or otherwise) of the Borrowers and each other Obligor arising under or in connection with this Agreement, the Notes and each other Loan Document.

      "Obligor" means any Borrower, any Guarantor or any other Person (other than any Agent, any Issuer, any Arranger or any Lender) obligated under, or otherwise a party to, any Loan Document.

      "Organic Document" means, relative to any Obligor, its certificate of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of Capital Stock.

      "Parent" is defined in the preamble.

      "Parent Pledge Agreement" means the Pledge Agreement executed and delivered by the Parent pursuant to clause (b) of Section 5.1.9, substantially in the form of Exhibit J-3 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Participant" is defined in Section 10.11.2.

      "Patent Security Agreement" means any Patent Security Agreement executed and delivered by an Obligor in substantially the form of Exhibit A to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Paying Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Paying Agent pursuant to Section 9.4.

      "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

      "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multi-employer plan as defined in section 4001(a)(3) of ERISA), and to which the Parent or any of its Subsidiaries or any corporation, trade or business that is, along with the Parent or any of its Subsidiaries, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

      "Percentage" means, relative to any Lender, the applicable percentage relating to Term A Loans, Term B Loans, Term C Loans or Revolving Loans, as the case may be, set forth opposite its name on Schedule II hereto under the applicable column heading or set forth in the Lender Assignment Agreement, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11. A Lender shall not have any Commitment to make Term A Loans, Term B Loans, Term C Loans or Revolving Loans if its percentage under the respective column heading is zero. Each Lender's Percentage of Swing Line Loans and Letters of Credit shall be equal to such Lender's Percentage of Revolving Loans.

      "Permitted Liens" is defined in Section 7.2.3.

      "Permitted Senior Subordinated Debt" means an offering of Subordinated Debt by any Borrower completed within 90 days of the

Closing Date resulting in the receipt by the Borrower of minimum gross cash proceeds of $100,000,000, on terms and conditions (including without limitation with respect to covenants, maturity, subordination provisions and events of default) in all respects reasonably satisfactory to the Agents and the Required Lenders.

      "Person" means any natural person, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

      "Plan" means any Pension Plan or Welfare Plan.

      "Pledge Agreement" means, as the context may require, the Triarc Pledge Agreement, the Snapple Pledge Agreement, the Parent Pledge Agreement and/or the Subsidiary Pledge Agreement.

      "Preferred Stock" is defined in the sixth recital.

      "Pro Forma Balance Sheet" is defined in clause (b) of
Section 5.1.11.

      "Quarterly Payment Date" means September 1, 1997 and the first day of each December, March, June and September occurring thereafter, or, if such day is not a Business Day, the next succeeding Business Day.

      "Rate Protection Agreement" means, collectively, any interest rate swap, cap, collar or similar agreement entered into by the Parent or any of its Subsidiaries (including Mistic and Snapple) in respect of the Loans pursuant to the terms of this Agreement under which the counterparty to such agreement is (or at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender.

      "Rebuilding and Replacement Work" is defined in Section
3.1.1(f).

      "Refinancing" is defined in the fourth recital.

      "Refinancing Documents" means each agreement, document or instrument delivered in connection with the Refinancing.

      "Refunded Swing Line Loans" is defined in Section 2.3.2(b).

      "Reimbursement Obligation" is defined in Section 2.6.3.

      "Release" means a "release", as such term is defined in CERCLA.

      "Required Lenders" means, at any time, (i) prior to the date of the making of the initial Credit Extension, Lenders having at least 51% of the sum of the Revolving Loan Commitments, Term A Loan Commitments, Term B Loan Commitments and Term C Loan Commitments, and (ii) on and after the initial Credit Extension, Lenders holding at least 51% of the Total Exposure Amount.

      "Resource Conservation and Recovery Act" means the Resource
Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

      "Revolving Loan" is defined in Section 2.1.2.

      "Revolving Loan Commitment" means, relative to any Lender, such Lender's obligation to make Revolving Loans pursuant to Section 2.1.2 and to issue (in the case of an Issuer) or participate in (in the case of all Lenders) Letters of Credit pursuant to Section 2.1.3.

      "Revolving Loan Commitment Amount" means, on any date, $80,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

      "Revolving Loan Commitment Termination Date" means the earliest of

            (a)  the sixth anniversary of the Closing Date;

            (b)  the date on which the Revolving Loan Commitment
      Amount is terminated in full or reduced to zero pursuant to
      Section 2.2; and

            (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Revolving Loan Commitments shall terminate automatically and without any further action.

      "Revolving Note" means a joint and several promissory note of the Borrowers payable to the order of any Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "SAR Agreement" means, collectively, (i) the Employment and SAR Agreements dated as of August 9, 1995 by and between Mistic and each of Michael Weinstein and Ernest Cavallo; (ii) any stock appreciation right agreement (or amendment to employment agreement) entered into by and between the Parent and each of Michael Weinstein and Ernest Cavallo which provides for SARs to Michael Weinstein and Ernest Cavallo in substitution for the SARs issued pursuant to the agreements referred to in clause (i) above;
(iii) any stock appreciation right agreement between the Parent and any employees of the Borrowers providing for the issuance of SARs; and (iv) any incentive plan for any employees of any of the Borrowers providing for the issuance of SARs; provided, however that no SAR Agreement of the type described in clauses (ii), (iii), or (iv) shall contain any provisions that are inconsistent with, or would cause a Default under the provisions of, this Agreement, including, without limitation, clause (f) of Section 7.2.6 hereof.

      "SARs" means the stock appreciation rights issued to Michael Weinstein, Ernest Cavallo and/or any other employee of the Borrowers pursuant to any SAR Agreement.

      "S&P" means Standard & Poor's Ratings Group, a division of
McGraw Hill, Inc. or any successor thereto.

      "Seasonal Working Capital Amount" means, as of any time of determination, the lesser of (x) $40,000,000 and (y) the aggregate amount outstanding under the Revolving Loan Commitments, whether in respect of Loans, Letters of Credit, Reimbursement Obligations or otherwise.

     "Secured Parties" means, collectively, the Lenders, the Agents and all Affiliates of the Lenders which may be party to any Loan Document (including any Rate Protection Agreement.

      "Security Agreement" means, as the context may require, the Borrower Security Agreement, and/or the Subsidiary Security
Agreement.

      "Select" means Select Beverages, Inc.

      "Seller" is defined in the third recital.

      "Snapple" is defined in the preamble.

      "Snapple Business" is defined in the first recital.

      "Snapple   Financial   Statements"  means  the  Statement  of  Assets  and
Liabilities of Snapple and its Subsidiaries as of December 31, 1996, and Financial Summary - Direct Contribution of Snapple and its Subsidiaries, for the Fiscal Years ended December 31,
1995 and December 31, 1996.

      "Snapple Pledge Agreement" means the Pledge Agreement executed and delivered by an Authorized Officer of Snapple pursuant to clause (c) of Section 5.1.9, substantially in the form of Exhibit J-2 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Solvency Certificate" means a certificate duly executed by the president, the chief executive or the chief financial Authorized Officer of each of the Borrowers substantially in the form of Exhibit L hereto, delivered pursuant to clause (b) of Section 5.1.12.

      "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person,
(b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and such person is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "Stated Amount" of each Letter of Credit means the total amount available to be drawn under such Letter of Credit upon the issuance thereof.

      "Stated Expiry Date" is defined in Section 2.6.

      "Stated Maturity Date" means

            (a) in the case of any Revolving Loan, Swing Line Loan or Term A Loan, June 1, 2003;

            (b)  in the case of any Term B Loan, June 1, 2004; and

            (c)  in the case of any Term C Loan, June 1, 2005.

      "Stock Purchase Agreement" is defined in the third recital.

      "Subordinated Debt" means all unsecured Indebtedness for money borrowed which is subordinated, upon terms satisfactory to the Agents and the Required Lenders, in right of payment to the payment in full in cash of all Obligations, including without limitation the Permitted Senior Subordinated Debt.

      "Subsidiary" means, with respect to any Person, any corporation of which more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

      "Subsidiary Pledge Agreement" means the Pledge Agreement executed and delivered by each Guarantor pursuant to clause (d) of Section 5.1.9 or clause
(b) of Section 7.1.7, substantially in the form of Exhibit J-4 hereto, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Subsidiary Security Agreement" means the Security Agreement executed and delivered by each Guarantor pursuant to Section 5.1.10 or clause (a) of Section 7.1.7, substantially in the form of Exhibit K-2 hereto, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Swing Line Lender" means a Lender to be designated by the Syndication Agent with the consent of the Parent, if such Lender agrees to be the Swing Line Lender hereunder, in such Person's capacity as the maker of Swing Line Loans.

      "Swing Line Loan" is defined in clause (b) of Section 2.1.2.

      "Swing Line Loan Commitment" means, with respect to the Swing Line Lender, the Swing Line Lender's obligation pursuant to clause (b) of Section 2.1.2 to make Swing Line Loans and, with respect to each Lender with a Commitment to make Revolving Loans (other than the Swing Line Lender), such Lender's obligation to participate in Swing Line Loans pursuant to Section 2.3.2.

      "Swing Line Loan Commitment Amount" means $10,000,000.

      "Swing Line Note" means a joint and several promissory note of the Borrowers payable to the Swing Line Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Syndication Agent" is defined in the preamble.

      "Taxes" is defined in Section 4.6.

      "Tax Sharing Agreement" means the Tax Sharing Agreement, dated as of May 22, 1997, among the Borrowers and Triarc, in form and substance reasonably satisfactory to the Agents, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Term A Loan" is defined in clause (a) of Section 2.1.1.

      "Term A Loan Commitment" means, relative to any Lender, such Lender's obligation to make Term A Loans pursuant to clause (a) of Section 2.1.1.

      "Term A Loan Commitment Amount" means $100,000,000.

      "Term A Loan Commitment Termination Date" means the earliest of

            (a) July 31, 1997, if the Term A Loans have not been made on or prior to such date;

            (b) the Closing Date (immediately after the making of the Term A Loans on such date); and

            (c) the date on which any Commitment Termination Event occurs.

      "Term A Note" means a joint and several promissory note of the Borrowers payable to the order of any Lender, in the form of Exhibit B-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Term A Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Term B Loan" is defined in clause (b) of Section 2.1.1.

      "Term B Loan Commitment" means, relative to any Lender, such Lender's obligation to make Term B Loans pursuant to clause (b) of Section 2.1.1.

      "Term B Loan Commitment Amount" means $100,000,000.

      "Term B Loan Commitment Termination Date" means the earliest of

            (a) July 31, 1997, if the Term B Loans have not been made on or prior to such date;

            (b) the Closing Date (immediately after the making of the Term B Loans on such date); and

            (c) the date on which any Commitment Termination Event occurs.

      "Term B Note" means a joint and several promissory note of the Borrowers payable to the order of any Lender, in the form of Exhibit B-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Term B Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Term C Loan" is defined in clause (c) of Section 2.1.1.

      "Term C Loan Commitment" means, relative to any Lender, such Lender's obligation to make Term C Loans pursuant to clause (c) of Section 2.1.1.

      "Term C Loan Commitment Amount" means $100,000,000.

      "Term C Loan Commitment Termination Date" means the earliest of

            (a) July 31, 1997, if the Term C Loans have not been made on or prior to such date;

            (b) the Closing Date (immediately after the making of the Term C Loans on such date); and

            (c) the date on which any Commitment Termination Event occurs.

      "Term C Note" means a joint and several promissory note of the Borrowers payable to the order of any Lender, in the form of Exhibit B-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Term C Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

      "Term Loans" means, collectively, the Term A Loans, the Term B Loans and the Term C Loans.

      "Total Exposure Amount" means, on any date of determination, the then outstanding principal amount of all Term Loans and the then effective Revolving Loan Commitment Amount.

      "Trademark Security Agreement" means any Trademark Security Agreement executed and delivered by an Obligor in substantially the form of Exhibit B to any Security Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "Tranche" means, as the context may require, the Term A Loans, the Term B Loans, the Term C Loans or the Revolving Loan Commitments.

      "Transaction" is defined in the sixth recital.

      "Transaction Documents" means each of the Stock Purchase Agreement, the Refinancing Documents, the Tax Sharing Agreement and all other material agreements, documents, instruments, certificates, filings, consents, approvals, board of directors resolutions and opinions furnished to or in connection with the Acquisition, the Equity Issuance, the Refinancing and the Contribution and the transactions contemplated thereby and hereby, each as amended, supplemented, amended and restated or otherwise modified from time to time as permitted in accordance with the terms hereof or any other Loan Document.

      "Triarc" is defined in the third recital.

      "Triarc Pledge Agreement" means the Pledge Agreement executed and delivered by Triarc pursuant to clause (a) of Section 5.1.9, substantially in the form of Exhibit J-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

      "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

      "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

      "United States" or "U.S." means the United States of America, its fifty States and the District of Columbia.

      "U.S. Subsidiary" means any Subsidiary of any Borrower organized under the laws of the United States or any state, possession or commonwealth thereof.

      "Waiver" means any agreement in favor of the Paying Agent for the benefit of the Lenders and each Issuer in form and substance reasonably satisfactory to the Paying Agent.

      "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA (other than a multi-employer plan as defined in Section 4001
(a)(3) of ERISA).

      "wholly-owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person all of the Capital Stock (including all rights and options to purchase such Capital Stock) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more wholly-owned Subsidiaries of such Person.

      SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each Note, Borrowing Request, Issuance Request, Continuation/Conversion Notice, Loan
Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

      SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

      SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to in Section 6.5.

                                   ARTICLE II

                  COMMITMENTS, BORROWING PROCEDURES AND NOTES

      SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement (including Articles II and V), each Lender severally agrees as follows:

      SECTION 2.1.1. Term Loan Commitments. On (but solely on) the Closing Date (which shall be a Business Day), each Lender that has a Percentage in excess of zero of the Term A Loan
Commitment, the Term B Loan Commitment or the Term C Loan
Commitment, as applicable,

            (a) will make Loans (relative to such Lender, its "Term A Loans") to each applicable Borrower, on a joint and several basis for all the Borrowers, equal to such Lender's

      Percentage of the aggregate amount of the Borrowing or Borrowings of Term A Loans requested by such Borrower to be made on the Closing Date (with the commitment of each such Lender described in this clause (a) herein referred to as its "Term A Loan Commitment");

            (b) will make Loans (relative to such Lender, its "Term B Loans") to each applicable Borrower, on a joint and several basis for all the Borrowers, equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Term B Loans requested by such Borrower to be made on the Closing Date (with the commitment of each such Lender described in this clause (b) herein referred to as its "Term B Loan Commitment"); and

            (c) will make Loans (relative to such Lender, its "Term C Loans") to each applicable Borrower, on a joint and several basis for all the Borrowers, equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Term C Loans requested by such Borrower to be made on the Closing Date (with the commitment of each such Lender described in this clause (c) herein referred to as its "Term C Loan Commitment");

provided, that (x) Mistic shall borrow $25,000,000 in aggregate principal amount of Term A Loans, $25,000,000 in aggregate principal amount of Term B Loans, and $25,000,000 in aggregate principal amount of Term C Loans, and (y) Snapple shall borrow $75,000,000 in aggregate principal amount of Term A Loans, $75,000,000 in aggregate principal amount of Term B Loans, and $75,000,000 in aggregate principal amount of Term C Loans. No amounts paid or prepaid with respect to Term A Loans, Term B Loans or Term C Loans may be reborrowed.

      SECTION 2.1.2.  Revolving Loan Commitment and Swing Line
Loan Commitment.

            (a) From time to time on any Business Day occurring concurrently with (or after) the making of the Term Loans but prior to the Revolving Loan Commitment Termination Date, each Lender will make Loans (relative to such Lender, its "Revolving Loans") to each applicable Borrower, on a joint and several basis for all the Borrowers, equal to such Lender's Percentage of the aggregate amount of the Borrowing of Revolving Loans requested by such Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrowers may from time to time borrow, prepay and reborrow Revolving Loans.

            (b) From time to time on any Business Day occurring prior to the Revolving Loan Commitment Termination Date, the

      Swing Line Lender will make Loans (relative to the Swing Line Lender, its "Swing Line Loans") to each applicable Borrower, on a joint and several basis for all the Borrowers, equal to the principal amount of the Swing Line Loans requested by the Borrower to be made on such day. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay and reborrow such Swing Line Loans.

      SECTION 2.1.3. Letter of Credit Commitment. From time to time on any Business Day occurring prior to the Revolving Loan
Commitment Termination Date, each Issuer will

            (a) issue one or more standby or documentary letters of credit (each referred to as a "Letter of Credit") for the account of each applicable Borrower, on a joint and several basis for all Borrowers, in the Stated Amount requested by such Borrower on such day; or

            (b) extend the Stated Expiry Date of an existing Letter of Credit previously issued hereunder to a date that is not later than the earlier of (x) the Revolving Loan Commitment Termination Date and (y) one year from the date of such extension.

      SECTION 2.1.4.  Lenders Not Permitted or Required To Make
Loans. No Lender shall be permitted or required to, and the Borrowers shall not request that any Lender, make

            (a) any Term A Loan, Term B Loan or Term C Loan (as the case may be) if, after giving effect thereto, the aggregate original principal amount of all the Term A Loans, Term B Loans or Term C Loans (as the case may be) of such Lender would exceed such Lender's Percentage of the Term A Loan Commitment Amount (in the case of Term A Loans), the Term B Loan
      Commitment Amount (in the case of Term B Loans) or the Term C Loan Commitment Amount (in the case of Term C Loans); or

            (b) any Revolving Loan if, after giving effect thereto, the aggregate outstanding principal amount of all the Revolving Loans (i) of all the Lenders with Revolving Loan Commitments and the outstanding principal amount of all Swing Line Loans, together with the Letter of Credit Outstandings, would exceed the lesser of (x) the then existing Revolving Loan Commitment Amount and (y) the then existing Borrowing Base Amount, or (ii) of such Lender with a Revolving Loan Commitment, together with such Lender's Percentage of the Letter of Credit Outstandings, would exceed such Lender's Percentage of the lesser of (x) the then existing Revolving Loan Commitment Amount and (y) the then existing Borrowing Base Amount; or

            (c) any Swing Line Loan (i) prior to the date when the Syndication Agent has notified the Parent that the syndication of the Commitments has been completed to the satisfaction of the Agents, (ii) if, after giving effect thereto, (x) the aggregate outstanding principal amount of all Swing Line Loans would exceed the then existing Swing Line Loan Commitment Amount, or (y) the sum of the Letter of Credit Outstandings plus the aggregate principal amount of all Swing Line Loans and Revolving Loans then outstanding would exceed the lesser of (A) then existing the Revolving Loan Commitment Amount and (B) the then existing Borrowing Base Amount, or (iii) unless otherwise agreed to by the Swing Line Lender, in its sole discretion, if the sum of all Swing Line Loans and Revolving Loans made by the Swing Line Lender plus the Swing Line Lender's Percentage of the Letter of Credit Outstandings would exceed the Swing Line Lender's Percentage of the lesser of (x) the then existing Revolving Loan Commitment Amount and (y) the then existing Borrowing Base Amount.

      SECTION 2.1.5. Issuer Not Permitted or Required to Issue Letters of Credit. No Issuer shall be permitted or required to issue any Letter of Credit
(a) prior to the date when the Syndication Agent has notified the Parent that the syndication of the Commitments has been completed to the satisfaction of the Agents or (b) if, after giving effect thereto, (i) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (ii) the sum of the Letter of Credit Outstandings plus the aggregate principal amount of all Swing Line Loans and Revolving Loans then outstanding would exceed the lesser of (x) then existing the Revolving Loan Commitment Amount and (y) the then existing Borrowing Base Amount.

      SECTION 2.2.  Reduction of Commitment Amounts.  The
Commitment Amounts are subject to reduction from time to time pursuant to this Section 2.2.

      SECTION 2.2.1. Optional. The Borrowers may, from time to time on any Business Day occurring after the time of the initial Credit Extension hereunder, voluntarily reduce the amount of the Swing Line Loan Commitment Amount, the Revolving Loan Commitment Amount or the Letter of Credit Commitment Amount; provided, however, that all such reductions (i) shall be permanent and (ii) to the extent such reduction in the Commitment Amount requires a mandatory prepayment of Revolving Loans or Swing Line Loans pursuant to clause (k) of
Section 3.1.1 (x) in the case of prepayments of Base Rate Loans (other than Swing Line Loans) shall require at least one Business Day's prior notice to the Paying Agent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $500,000 or (y) in the case of prepayments of LIBO Rate Loans, shall require at least three Business Days' prior notice to the Paying Agent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000. Any reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below (i) the Swing Line Loan Commitment Amount or (ii) the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount and/or Letter of Credit Commitment Amount (as directed by the Parent in a notice to the Paying Agent delivered together with the notice of such voluntary reduction in the Revolving Loan Commitment Amount) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Swing Line Lender or any Issuer.

      SECTION 2.2.2.  Mandatory.  The Revolving Loan Commitment
Amount, the Swing Line Loan Commitment Amount and the Letter of
Credit Commitment Amount shall be reduced as set forth below.

            (a) Following the prepayment or repayment in full of the Term Loans, the Revolving Loan Commitment Amount shall, without any further action, automatically and permanently be reduced on the date and in the amount the Term Loans, if then outstanding, would otherwise have been required to be prepaid with any Net Debt Proceeds, Net Disposition Proceeds, Net Casualty Proceeds, Net Equity Proceeds, the Financial Statement Indemnity Amount or Excess Cash Flow.

            (b) Any reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below (i) the Swing Line Loan Commitment Amount or (ii) the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount and/or Letter of Credit Commitment Amount (as directed by the Parent in a notice to the Paying Agent) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Swing Line Lender or any Issuer.

      SECTION 2.3.  Borrowing Procedures and Funding Maintenance.
Loans shall be made by the Lenders in accordance with this Section.

      SECTION 2.3.1. Term Loans and Revolving Loans. By delivering a Borrowing Request to the Paying Agent on or before 11:00 a.m., New York time, on a Business Day, any Borrower may from time to time irrevocably request, on not less than one (in the case of Base Rate Loans) or three (in the case of LIBO Rate Loans) nor more than (in each case) five Business Days' notice, that a Borrowing be made, in the case of LIBO Rate Loans, in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, and in the case of Base Rate Loans, in a minimum amount of $1,000,000 and an integral multiple of $500,000, or, in either case, in the unused amount of the applicable Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 11:00 a.m., New York time, on such Business Day each Lender shall deposit with the Paying Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Paying Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Paying Agent shall make such funds immediately available to the Borrower requesting the Loan by wire transfer or otherwise to the accounts such Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan. The Borrowing Request for the initial Credit Extension hereunder may be delivered prior to the Closing Date.

      SECTION 2.3.2.  Swing Line Loans.

            (a) By telephonic  notice,  promptly followed (within three Business
      Days) by the facsimile delivery of a confirming Borrowing Request, to the Swing Line Lender on or before 11:00 a.m., New York time, on a Business Day, any Borrower may from time to time irrevocably request that Swing
      Line Loans be made by the Swing Line Lender in an aggregate minimum principal amount of $500,000 and an integral multiple of $100,000. Each request by any Borrower for a Swing Line Loan shall constitute a representation and warranty by the Borrowers that on the date of such request and (if different) the date of the making of the Swing Line Loan, both immediately before and after giving effect to such Swing Line Loan and the application of the proceeds thereof, the statements made in
      Section 5.2.1 are true and correct. All Swing Line Loans shall be made as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each Swing Line Loan shall be made available by the Swing Line Lender, by its close of business on the Business Day telephonic notice is received by it as provided in the preceding sentences in immediately available funds, to the Borrower requesting the Loan by wire transfer or otherwise to and accounts such Borrower shall have specified in its notice therefor.

            (b) If (i) any Swing Line Loan shall be outstanding for more than four full Business Days or (ii) after giving effect to any request for a Swing Line Loan or a Revolving Loan the aggregate principal amount of Revolving Loans and Swing Line Loans outstanding to the Swing Line Lender, together with the Swing Line Lender's Percentage of the Letter of Credit Outstandings, would exceed the Swing Line Lender's Percentage of the Revolving Loan Commitment Amount, the Swing Line Lender, at any time in its sole and absolute discretion, may request each Lender that has a Revolving Loan Commitment, and each such Lender, including the Swing Line Lender hereby agrees, to make a Revolving Loan (which shall always be initially funded as a Base Rate Loan) in an amount equal to such Lender's Percentage of the amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given. On or before 11:00 a.m. (New York time) on the first Business Day following receipt by each Lender of a request to make Revolving Loans as provided in the preceding sentence, each such Lender (other than the Swing Line Lender) shall deposit in an account specified by the Paying Agent to the Lenders from time to time the amount so requested in same day funds, whereupon such funds shall be immediately delivered to the Swing Line Lender (and not a Borrower) and applied to repay the Refunded Swing Line Loans. On the day such Revolving Loans are made, the Swing Line Lender's Percentage of the Refunded Swing Line Loans shall be deemed to be paid. Upon the making of any Revolving Loan pursuant to this clause, the amount so funded shall become due under such Lender's Revolving Note and shall no longer be owed under the Swing Line Note. Each Lender's obligation to make the Revolving Loans referred to in this clause shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
      (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of any Borrower or any other Obligor, including a reduction in the Borrowing Base Amount subsequent to the date of the making of any Swing Line Loan; (iv) the acceleration or maturity of any Loans or the termination of the Revolving Loan Commitment after the making of any Swing Line Loan; (v) any breach of this Agreement by any Borrower or any other Lender; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            (c) In the event that (i) any of the Borrowers or any of their Subsidiaries is subject to any bankruptcy or insolvency proceedings as provided in Section 8.1.9 or

      (ii) the Swing Line Lender otherwise requests, each Lender with a Revolving Loan Commitment shall acquire without recourse or warranty an undivided participation interest equal to such Lender's Percentage of any Swing Line Loan otherwise required to be repaid by such Lender pursuant to the preceding clause by paying to the Swing Line Lender on the date on which such Lender would otherwise have been required to make a Revolving Loan in respect of such Swing Line Loan pursuant to the preceding clause, in same day funds, an amount equal to such Lender's Percentage of such Swing Line Loan, and no Revolving Loans shall be made by such Lender pursuant to the preceding clause. From and after the date on which any Lender purchases an undivided participation interest in a Swing Line Loan pursuant to this clause, the Swing Line Lender shall distribute to such Lender (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation interest is outstanding and funded) its ratable amount of all payments of principal and interest in respect of such Swing Line Loan in like funds as received; provided, however, that in the event such payment received by the Swing Line Lender is required to be returned to any Borrower, such Lender shall return to the Swing Line Lender the portion of any amounts which such Lender had received from the Swing Line Lender in like funds.

            (d) Notwithstanding anything herein to the contrary, the Swing Line Lender shall not be obligated to make any Swing Line Loans if it has elected after the occurrence of a Default not to make Swing Line Loans and has notified the Parent in writing or by facsimile delivery of such election. The Swing Line Lender shall promptly give notice to the Lenders of such election not to make Swing Line Loans.

      SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Paying Agent on or before 12:00 noon, New York time, on a Business Day, any Borrower may from time to time irrevocably elect, on not less than one (in the case of a conversion of LIBO Rate Loans to Base Rate Loans) and three (in the case of a continuation of LIBO Rate Loans or a conversion of Base Rate Loans into LIBO Rate Loans) nor more than (in each case) five Business Days' notice that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000, in the case of the continuation of, or conversion into, LIBO Rate Loans, or an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000 in the case of the conversion into Base Rate Loans, (other than Swing Line Loans as provided in clause (a) of Section 2.3.2) be, in the case of Base Rate Loans, converted into LIBO Rate Loans or, in the case of LIBO Rate Loans, be converted into a Base Rate Loan or continued as a LIBO Rate Loan (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of the relevant Lenders, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing.

      SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan, so long as such action does not result in increased costs to the Borrowers; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrowers to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, the Borrowers hereby consent and agree that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

      SECTION 2.6. Issuance Procedures. By delivering to the Paying Agent an Issuance Request on or before 12:00 noon, New York time, on a Business Day, any Borrower may, from time to time irrevocably request, on not less than three nor more than ten Business Days' notice (or such other notice period as may be acceptable to the Issuer in its sole discretion), in the case of an initial issuance of a Letter of Credit, and not less than three nor more than ten Business Days' notice prior to the then existing Stated Expiry Date of a Letter of Credit (or such other notice period as may be acceptable to the Issuer in its sole discretion), in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit, that the Issuer issue, or extend the Stated Expiry Date of, or amend, as the case may be, an irrevocable Letter of Credit for such Borrower's account or for the account of any wholly-owned U.S. Subsidiary of such Borrower that is a signatory to the Guaranty and the Subsidiary Security Agreement and whose outstanding Capital Stock is pledged to the Paying Agent for the benefit of the Lenders pursuant to a Pledge Agreement, in each case on a joint and several basis for all Borrowers, in such form as may be requested by such Borrower and approved by the Issuer, solely for the purposes described in Section 7.1.7. Notwithstanding anything to the contrary contained herein or in any separate application for any Letter of

Credit, the Borrowers hereby acknowledge and agree that each of them shall be obligated, jointly and severally, to reimburse the Issuer upon each Disbursement of any Letter of Credit, and they shall all be deemed to be obligors for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is a Borrower or a wholly-owned U.S. Subsidiary of a Borrower). Upon receipt of an Issuance Request, the Paying Agent shall promptly notify the Issuer and each Lender thereof and the Issuer shall, subject to the terms and conditions hereof, including Article V, promptly (but in no event later than three Business Days after such notification) issue a Letter of Credit. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (i) the Revolving Loan Commitment Termination Date and (ii) one year from the date of its issuance. The Issuer will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder.

      SECTION 2.6.1. Other Lenders' Participation. Upon the issuance of each Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Lender (other than the Issuer) that has a Revolving Loan Commitment shall be deemed to have irrevocably purchased from the Issuer, to the extent of its Percentage to make Revolving Loans, and the Issuer shall be deemed to have irrevocably granted and sold to such Lender a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation and all rights with respect thereto), and such Lender shall, to the extent of its Revolving Loan Commitment Percentage, be responsible for reimbursing promptly (and in any event within one Business Day) the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrowers in accordance with Section 2.6.3. In addition, such Lender shall, to the extent of its Percentage to make Revolving Loans, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Lender has reimbursed the Issuer for a Disbursement as required by this Section, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrowers or otherwise) in respect of such Disbursement.

      SECTION 2.6.2. Disbursements; Conversion to Revolving Loans. The Issuer will notify the Parent and the Paying Agent promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such

Letter of Credit. Prior to 12:00 noon, New York time, on the first Business Day following the Disbursement Date (the "Disbursement Due Date"), the Borrowers shall be obligated, on a joint and several basis, to reimburse the Paying Agent, for the account of the Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon at the rate per annum otherwise applicable to Revolving Loans (made as Base Rate Loans) from and including the Disbursement Date to but excluding the Disbursement Due Date and, thereafter (unless such Disbursement is converted into a Base Rate Loan on the Disbursement Due Date), at a rate per annum equal to the rate per annum then in effect with respect to overdue Revolving Loans (made as Base Rate Loans) pursuant to Section 3.2.2 for the period from and including the Disbursement Due Date to but excluding the date of such reimbursement; provided, however, that, if no Default shall have then occurred and be continuing, unless the Borrowers have notified the Paying Agent no later than one Business Day prior to the Disbursement Due Date that it will reimburse the Issuer for the applicable Disbursement, then the amount of the Disbursement shall be deemed to be a Revolving Loan constituting a Base Rate Loan and following the giving of notice thereof by the Paying Agent to the Lenders, each Lender with a commitment to make Revolving Loans (other than the Issuer) will deliver to the Issuer on the Disbursement Due Date immediately available funds in an amount equal to such Lender's Percentage of such Revolving Loan. Each conversion of Disbursement amounts into Revolving Loans shall constitute a representation and warranty by the Borrowers that on the date of the making of such Revolving Loan all of the statements set forth in Section 5.2.1 are true and correct.

      SECTION 2.6.3. Reimbursement. The obligation (a "Reimbursement Obligation") of the Borrowers under Section 2.6.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon) not converted into a Base Rate Loan pursuant to Section 2.6.2, and, upon the failure of the Borrowers to reimburse the Issuer and the giving of notice thereof by the Paying Agent to the Lenders, each Lender's (to the extent it has a Revolving Loan Commitment) obligation under Section 2.6.1 to reimburse the Issuer or fund its Percentage of any Disbursement converted into a Base Rate Loan, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers or such Lender, as the case may be, may have or have had against the Issuer or any such Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrowers or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuer.

      SECTION 2.6.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default of the type described in Section 8.1.9 or, with notice from the Paying Agent acting at the direction of the Required Lenders, upon the occurrence and during the continuation of any other Event of Default,

            (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued and outstanding shall, without demand upon or notice to the Borrowers or any other Person, be deemed to have been paid or disbursed by the Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

            (b) upon notification by the Paying Agent to the Parent of the obligations of the Borrowers under this Section, the Borrowers shall be immediately obligated, jointly and severally, to reimburse the Issuer for the amount deemed to have been so paid or disbursed by the Issuer.

Any amounts so payable by the Borrowers pursuant to this Section shall be deposited in cash with the Paying Agent and held as collateral security for the Obligations in connection with the Letters of Credit issued by the Issuer. At such time when the Events of Default giving rise to the deemed disbursements hereunder shall have been cured or waived, the Paying Agent shall return to the Borrowers all amounts then on deposit with the Paying Agent pursuant to this Section, together with accrued interest at the Federal Funds Rate, which have not been applied to the satisfaction of such Obligations.

      SECTION 2.6.5. Nature of Reimbursement Obligations. The Borrowers and, to the extent set forth in Section 2.6.1, each Lender with a Revolving Loan Commitment, shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or willful misconduct) shall not be responsible for:

            (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

            (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

            (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

            (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

            (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Lender with a Revolving Loan Commitment hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding (jointly and severally) upon the Borrowers, each Obligor and each such Lender, and shall not put the Issuer under any resulting liability to the Borrowers, any Obligor or any such Lender, as the case may be.

      SECTION 2.7. Notes. Each Lender's Loans under a Commitment shall be evidenced by a Note payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the applicable Commitment Amount. All Swing Line Loans made by the Swing Line Lender shall be evidenced by a Swing Line Note payable to the order of the Swing Line Lender in a maximum principal amount equal to the Swing Line Loan Commitment Amount. The Borrowers hereby irrevocably authorize each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the Borrower that has requested the Loan, the date of, the outstanding principal of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall be conclusive and binding on the Borrowers absent demonstrable error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrowers or any other Obligor.

                                   ARTICLE III

                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

      SECTION 3.1.  Repayments and Prepayments; Application.

      SECTION 3.1.1. Repayments and Prepayments. The Borrowers shall be jointly and severally obligated to repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date therefor. Prior thereto, the Borrowers jointly and severally acknowledge, covenant and agree that any Borrower

            (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any

                  (i)  Loans (other than Swing Line Loans);
            provided, however, that

                        (A) (x) any  such  prepayment  of Term A  Loans,  Term B
                  Loans or Term C Loans shall be made pro rata among Term A Loans, Term B Loans and Term C Loans, as applicable, of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Term A Loans, Term B Loans or Term C Loans, and (y) any such prepayment of Revolving Loans shall be made pro rata among the Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Revolving Loans;

                        (B) each  Borrower  shall comply with Section 4.4 in the
                  event that any LIBO Rate Loan is prepaid on any day other than the last day of the Interest Period for such Loan;

                        (C) all such  voluntary  prepayments  of LIBO Rate Loans
                  shall require at least three but no more than five Business Days' prior written notice to the Paying Agent;

                        (D) all such  voluntary  prepayments  of Base Rate Loans
                  shall require at least one but no more than five Business Days' prior written notice to the Paying Agent; and

                        (E) all such voluntary partial  prepayments shall be, in
                  the case of LIBO Rate Loans, in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $1,000,000 and an integral multiple of $500,000; or

                  (ii) Swing Line Loans,  provided  that (x) all such  voluntary prepayments shall require prior telephonic notice to the Swing Line Lender on or before 1:00 p.m., New York time, on the day of such prepayment (such notice to be confirmed in writing within 24 hours thereafter) and (y) all such voluntary prepayments shall be in an aggregate minimum amount of $250,000 and an integral multiple of $100,000;

            (b) shall, on each date when any reduction in the then existing Borrowing Base Amount shall become effective, make a mandatory prepayment of Revolving Loans and (if necessary) Swing Line Loans and (if necessary) deposit with the Paying Agent cash collateral for Letter of Credit Outstandings, in an aggregate amount equal to the excess, if any, of the aggregate, outstanding principal amount of all Revolving Loans, Swing Line Loans and Letter of Credit Outstandings over the then existing Borrowing Base Amount, to be applied as set forth in Section 3.1.2;

            (c) shall, no later than one Business Day following the receipt of any Net Disposition Proceeds or Net Debt Proceeds by the Parent or any of its Subsidiaries (including Mistic and Snapple), deliver to the Paying Agent a calculation of the amount of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, and make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, to be applied as set forth in
      Section 3.1.2; provided, that no such mandatory prepayment of Net Disposition Proceeds shall be required under this clause (c) if (i) the Parent notifies the Agents no later than 15 days following the execution and delivery of a definitive agreement for the sale, transfer or other disposition of such assets that it is such Person's good faith intention to apply such Net Disposition Proceeds toward the acquisition of replacement assets and (ii) such Person in fact so uses such Net Disposition Proceeds within 180 days following the receipt by such Person of Net Disposition Proceeds, or such Person executes and delivers a definitive agreement within such 180-day period to use such Net Disposition Proceeds within 270 days following the receipt by such Person of Net Disposition Proceeds, to acquire such replacement assets, with the amount of Net Disposition Proceeds unused after such 180 day or 270 day period, as the case may be, being applied to prepay the Loans pursuant to
      Section 3.1.2; and provided further, that up to $25,000,000 of Net Debt

      Proceeds from the issuance and sale of Permitted Senior Subordinated Debt may be applied to redeem Capital Stock issued in connection with the Equity Issuance;

            (d) shall, no later than five Business Days following the delivery of the annual audited financial reports required pursuant to clause (b) of
      Section 7.1.1 (beginning with the financial reports delivered in respect of the 1997 Fiscal Year), deliver to the Paying Agent a calculation of the Excess Cash Flow for the prior Fiscal Year and, no later than five Business Days following the delivery of such calculation, make a mandatory prepayment of the Term Loans in an amount equal to 75% of Excess Cash Flow (if any) for such Fiscal Year (or in the case of the 1997 Fiscal Year, the portion of such Fiscal Year following the Closing Date), to be applied as set forth in Section 3.1.2;

            (e) shall, concurrently with the receipt of any Net Equity Proceeds by the Parent or any of its Subsidiaries (including Mistic and Snapple), deliver to the Paying Agent a calculation of the amount of such Net Equity Proceeds, and no later than five Business Days following the delivery of such calculation, make a mandatory prepayment of the Term Loans in an amount equal to 50% of such Net Equity Proceeds, to be applied as set forth in Section 3.1.2;

            (f) shall, within 60 days following the receipt of any Net Casualty Proceeds in excess of $500,000 (individually or in the aggregate over the course of a Fiscal Year), make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Net Casualty Proceeds, to be applied as set forth in Section 3.1.2; provided, that no mandatory prepayment of Net Casualty Proceeds shall be required under this clause (f) if (i) the Parent notifies the Agents no later than 60 days following the receipt of such Net Casualty Proceeds of its or its Subsidiary's good faith intention to apply such Net Casualty Proceeds to the rebuilding or replacement of such damaged, destroyed or condemned assets or property and (ii) the Parent or such Subsidiary in fact uses such Net Casualty Proceeds to begin rebuilding or replacing the damaged, destroyed or condemned assets or property within 180 days following the receipt of such Net Casualty
      Proceeds and continues diligently to complete such rebuilding or replacement of such damaged, destroyed or condemned assets or property within the time reasonably required therefore (the "Rebuilding and Replacement Work"), with the amount of Net Casualty Proceeds unused after the completion of such Rebuilding and Replacement Work being applied to the Loans pursuant to Section 3.1.2;

            (g) shall, concurrently with the receipt by Triarc or any other Person of any amounts paid by the Seller pursuant to Section 7.3 of the Stock Purchase Agreement as a result of a breach by the Seller of its representations and warranties contained in Section 3.7 of the Stock Purchase Agreement (the "Financial Statement Indemnity Amount"), deliver to the Paying Agent a calculation of the amount of such Financial Statement Indemnity Amount, and no later than five Business Days following the delivery of such calculation, make a mandatory prepayment of the Term Loans in an amount equal to 100% of such Financial Statement Indemnity Amount, to be applied as set forth in Section 3.1.2;

            (h) shall, on the Stated Maturity Date and on each Quarterly Payment Date set forth below, make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term A Loans in an amount equal to the amount set forth below opposite the Stated Maturity Date or such Quarterly Payment Date, as applicable (as such amounts may have otherwise been reduced pursuant to this Agreement):

            TERM A
      QUARTERLY PAYMENT DATE                          SCHEDULED
                                          PRINCIPAL
                                          REPAYMENT

      September 1, 1997                   $1,250,000
      December 1, 1997                    $1,250,000
      March 1, 1998                       $1,250,000
      June 1, 1998                        $1,250,000

      September 1, 1998                   $2,500,000
      December 1, 1998                    $2,500,000
      March 1, 1999                       $2,500,000
      June 1, 1999                        $2,500,000

      September 1, 1999                   $3,750,000
      December 1, 1999                    $3,750,000
      March 1, 2000                       $3,750,000
      June 1, 2000                        $3,750,000

      September 1, 2000                   $5,000,000
      December 1, 2000                    $5,000,000
      March 1, 2001                       $5,000,000
      June 1, 2001                        $5,000,000

      September 1, 2001                   $6,250,000
      December 1, 2001                    $6,250,000
      March 1, 2002                       $6,250,000
      June 1, 2002                        $6,250,000

      September 1, 2002                   $6,250,000
      December 1, 2002                    $6,250,000
      March 1, 2003                       $6,250,000
      Stated Maturity Date                $6,250,000
                        TOTAL:            $100,000,000

            (i) shall, on the Stated Maturity Date and on each Quarterly Payment Date set forth below, make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term B Loans in an amount equal to the amount set forth below opposite the Stated Maturity Date or such Quarterly Payment Date, as applicable (as such amounts may have otherwise been reduced pursuant to this Agreement):

            TERM B
      QUARTERLY PAYMENT DATE              SCHEDULED
                                          PRINCIPAL
                                          REPAYMENT

      September 1, 1997                   $250,000
      December 1, 1997                    $250,000
      March 1, 1998                       $250,000
      June 1, 1998                        $250,000

      September 1, 1998                   $250,000
      December 1, 1998                    $250,000
      March 1, 1999                       $250,000
      June 1, 1999                        $250,000

      September 1, 1999                   $250,000
      December 1, 1999                    $250,000
      March 1, 2000                       $250,000
      June 1, 2000                        $250,000

      September 1, 2000                   $250,000
      December 1, 2000                    $250,000
      March 1, 2001                       $250,000
      June 1, 2001                        $250,000

      September 1, 2001                   $250,000
      December 1, 2001                    $250,000
      March 1, 2002                       $250,000
      June 1, 2002                        $250,000

      September 1, 2002                   $250,000
      December 1, 2002                    $250,000
      March 1, 2003                       $250,000
      June 1, 2003                        $250,000

      September 1, 2003                   $23,500,000

      December 1, 2003                    $23,500,000
      March 1, 2004                       $23,500,000
      Stated Maturity Date                $23,500,000
                        TOTAL:            $100,000,000

            (j) shall, on the Stated Maturity Date and on each Quarterly Payment Date set forth below, make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Term C Loans in an amount equal to the amount set forth below opposite the Stated Maturity Date or such Quarterly Payment Date, as applicable (as such amounts may have otherwise been reduced pursuant to this Agreement):


            TERM C
      QUARTERLY PAYMENT DATE                    SCHEDULED
                                                PRINCIPAL
                                                REPAYMENT

      September 1, 1997                         $250,000
      December 1, 1997                          $250,000
      March 1, 1998                             $250,000
      June 1, 1998                              $250,000

      September 1, 1998                         $250,000
      December 1, 1998                          $250,000
      March 1, 1999                             $250,000
      June 1, 1999                              $250,000

      September 1, 1999                         $250,000
      December 1, 1999                          $250,000
      March 1, 2000                             $250,000
      June 1, 2000                              $250,000

      September 1, 2000                         $250,000
      December 1, 2000                          $250,000
      March 1, 2001                             $250,000
      June 1, 2001                              $250,000

      September 1, 2001                         $250,000
      December 1, 2001                          $250,000
      March 1, 2002                             $250,000
      June 1, 2002                              $250,000

      September 1, 2002                         $250,000
      December 1, 2002                          $250,000
      March 1, 2003                             $250,000
      June 1, 2003                              $250,000

      September 1, 2003                         $250,000
      December 1, 2003                          $250,000

      March 1, 2004                             $250,000
      June 1, 2004                              $250,000

      September 1, 2004                         $23,250,000
      December 1, 2004                          $23,250,000
      March 1, 2005                             $23,250,000
      Stated Maturity Date                      $23,250,000
                        TOTAL:                  $100,000,000


            (k) shall, on each date when a reduction in the Revolving Loan Commitment Amount or the Swing Line Loan Commitment Amount shall become effective pursuant to Section 2.2, make a mandatory prepayment of Revolving Loans or Swing Line Loans (as the case may be) and (if necessary) deposit with the Paying Agent cash collateral for Letter of Credit Outstandings in an aggregate amount equal to the excess, if any, of the aggregate outstanding principal amount of all Revolving Loans, Swing Line Loans and Letter of Credit Outstandings over the Revolving Loan Commitment Amount as so reduced; and

            (l) shall, immediately upon any acceleration of the Stated Maturity Date of any Loans or Obligations pursuant to Section 8.2 or Section 8.3, repay all Loans and provide the Paying Agent with cash collateral in an amount equal to the Letter of Credit Outstandings, unless, pursuant to
      Section 8.3, only a portion of all Loans and Obligations are so accelerated (in which case the portion so accelerated shall be so prepaid or cash collateralized with the Paying Agent).

      SECTION 3.1.2. Application. (a) Subject to clause (b) below, each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, to the principal amount thereof being maintained as LIBO Rate Loans.

      (b) Each voluntary prepayment of Term Loans and each prepayment of Term Loans made pursuant to clauses (c), (d), (e), (f) and (g) of Section 3.1.1 shall be applied pro rata to a mandatory prepayment of the outstanding principal amount of all Term A Loans, Term B Loans and Term C Loans (with the amount of such prepayment of the Term A Loans, Term B Loans and the Term C Loans being applied to the remaining Term A Loans, Term B Loan or Term C Loan amortization payments required pursuant to clauses (h), (i) and (j) of Section 3.1.1, in each case pro rata in accordance with the amount of each such remaining Term Loan amortization payment), until all such Term A Loans, Term B Loans and Term C Loans have been paid in full; provided, however, that (i) any Lender that has Term B Loans or Term C Loans outstanding may, by delivering a notice to the Paying Agent at least one Business Day prior to the date that such prepayment is to be made, elect not to have its pro rata share of Term Loans prepaid, and upon any such election the Paying Agent shall apply the amount that otherwise would have prepaid such Lender's Term Loans to the prepayment of Term A Loans, until paid in full, and then to the prepayment of outstanding Revolving Loans and (ii) no such prepayment of outstanding
Revolving Loans pursuant to clause (i) of this proviso shall result in a reduction of the Revolving Loan Commitment Amount.

      SECTION 3.2.  Interest Provisions.  Interest on the
outstanding principal amount of Loans shall accrue and be payable in accordance with this Section 3.2.

      SECTION 3.2.1.  Rates.  Pursuant to an appropriately
delivered Borrowing Request or Continuation/Conversion Notice, the Borrowers may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

            (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin for Base Rate Loans;

            (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin for LIBO Rate Loans; and

            (c) with respect to Swing Line Loans, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin for Revolving Loans.

      SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation (other than overdue Reimbursement Obligations, which shall bear interest as provided in
Section 2.6.2) of the Borrowers shall have become due and payable, the Borrowers shall be obligated, on a joint and several basis, to pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the Alternate Base Rate plus a margin of 2%.

      SECTION 3.2.3.  Payment Dates.  Interest accrued on each
Loan shall be payable, without duplication:

            (a)  on the Stated Maturity Date therefor;

            (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan;

            (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the date of the initial Borrowing hereunder;

            (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the third month anniversary of such Interest Period);

            (e) with respect to any Base Rate Loans converted into LIBO Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c), on the date of such conversion; and

            (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans, Reimbursement Obligations or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

      SECTION 3.3. Fees. The Borrowers, jointly and severally, agree to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

      SECTION 3.3.1. Commitment Fee. The Borrowers, jointly and severally, agree to pay to the Paying Agent for the account of each Lender that has a Revolving Loan Commitment, for the period (including any portion thereof when any of its Commitments are suspended by reason of the Borrowers' inability to satisfy any condition of Article V) commencing on the Closing Date and continuing through the Revolving Loan Commitment Termination Date, a commitment fee at the rate of the Applicable Commitment Fee on such Lender's Percentage of the sum of the average daily unused portion of the Revolving Loan Commitment Amount, whether or not then available. Such commitment fees shall be payable in arrears on each Quarterly Payment Date and on the Revolving Loan Commitment Termination Date. The making of Swing Line Loans by the Swing Line Lender shall not constitute usage under the Revolving Loan Commitment for the purpose of calculation of the commitment fees to be paid by the Borrowers to the Lenders pursuant to this
Section 3.3.1.

      SECTION 3.3.2. Agents' and Arrangers' Fees. The Borrowers, jointly and severally, agree to pay to each of the Agents, the Arranger and the Co-Arranger, for their own respective accounts, the non-refundable fees in the amounts and on the dates set forth in the Fee Letter.

      SECTION 3.3.3. Letter of Credit Fees. The Borrowers, jointly and severally, agree to pay to the Paying Agent, for the pro rata account of the Issuer and each Lender that has a Revolving Loan Commitment, a Letter of Credit fee for each day on which there shall be any Letters of Credit outstanding on the aggregate undrawn amount of all Letters of Credit outstanding on such day, at a rate per annum equal to the Applicable Margin for such day for Revolving Loans that are maintained as LIBO Rate Loans. The Borrowers further, jointly and severally, agree to pay to the Issuer for its own account, for each day on which there shall be any Letters of Credit outstanding, an issuance fee in an amount equal to 1/4 of 1% per annum of the Stated Amount of such Letters of Credit. All such fees shall be payable in arrears on each Quarterly Payment Date and on the Revolving Loan Commitment Termination Date for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit.


                                   ARTICLE IV

                     CERTAIN LIBO RATE AND OTHER PROVISIONS

      SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Parent and the Lenders, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan of a certain type, the obligations of all Lenders to make, continue, maintain or convert into any such Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Paying Agent that the circumstances causing such suspension no longer exist, and all LIBO Rate Loans of such type shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

      SECTION 4.2. Deposits Unavailable. If the Paying Agent shall have reasonably determined that

            (a) Dollar certificates of deposit or Dollar deposits, as the case may be, in the relevant amount and for the relevant Interest Period are not available to the Paying
      Agent in its relevant market; or

            (b) by reason of circumstances affecting the Paying Agent's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans of such type, then, upon notice from the Paying Agent to the Parent and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans of such type shall forthwith be suspended until the Paying Agent shall notify the Parent and the Lenders that the circumstances causing such suspension no longer exist.

      SECTION 4.3. Increased LIBO Rate Loan Costs, etc. The Borrowers, jointly and severally, agree to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans. Such Lender shall promptly notify the Paying Agent and the Parent in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrowers, and the Borrowers hereby acknowledge and agree that they are jointly and severally liable to pay such additional amounts, directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of demonstrable error, be conclusive and binding on the Borrowers.

      SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

            (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise;

            (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

            (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/ Conversion Notice therefor,

then, upon the written notice of such Lender to the Parent (with a copy to the Paying Agent), the Borrowers shall, and the Borrowers hereby acknowledge and agree that they are jointly and severally liable to pay, within five days of its receipt thereof, directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding on the Borrowers.

      SECTION  4.5.   Increased   Capital  Costs.  If  any  change  in,  or  the
introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority affects or would affect the amount of capital required or expected to be maintained by any Lender or any Person controlling such Lender, and such Lender determines (in its reasonable business judgement) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, issuance of or participation in Letters of Credit or the Loans made by such Lender is reduced to a level below that which such Lender or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender to the Parent, the Borrowers shall be jointly and severally obligated to immediately pay directly to such Lender additional amounts sufficient to compensate such Lender or such controlling Person for such reduction in rate of return. A statement of such Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding on the Borrowers. In determining such amount, such Lender may use any method of averaging and attribution that it (in its reasonable business judgement) shall deem applicable.

      SECTION 4.6. Taxes. (a) All payments by a Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts, in the case of each such exclusion as a result of a connection between such Lender and the relevant taxing jurisdiction other than solely by reason of such Lender having performed its obligations under this

Agreement or any Note (not including by having a lending or similar office in the relevant taxing jurisdiction) (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by a Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrowers shall be jointly and severally obligated to

            (i) pay directly to the relevant authority the full amount required to be so withheld or deducted;

            (ii) promptly forward to the Paying Agent an official receipt or other documentation satisfactory to the Paying Agent evidencing such payment to such authority; and

            (iii) pay to the Paying Agent for the account of the Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any Agent or any Lender with respect to any payment received by any such Agent or such Lender hereunder, such Agent or such Lender may pay such Taxes and the Borrowers shall be jointly and severally obligated to promptly pay such additional amounts (including any penalties, interest or expenses) as is necessary in order that the net amount received by such person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such Taxes been asserted. (b) Notwithstanding any other provision of this Section 4.6, (i) the Borrowers shall not be required to pay any amounts pursuant to this Section 4.6 in respect of U.S. federal withholding taxes (other than to the extent imposed as a result of a change in law enacted after the date hereof) and (ii) the Borrowers shall have no obligation to make any greater payment under this Section 4.6 to or with respect to any Assignee Lender than the Borrowers would have been obligated to make to or with respect to the relevant assignor or transferor Lender with respect to the rights assigned or transferred (other than as a result of a change in law enacted after the time of the assignment or transfer).

      (c) If any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Paying Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, the Borrowers shall, jointly and severally, indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.6, a distribution hereunder by the Paying Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrowers.

      (d) Each Lender shall, prior to the due date of any payments under the Notes, execute and deliver to the Parent and the Paying Agent, one or more (as the Parent or the Paying Agent may reasonably request)(i) either (x) if such Lender is organized under the laws of a jurisdiction other than the United States or a State thereof, then (A) United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) United States Internal Revenue Service Form W-8, or successor applicable form, as the case may be; or (y) if such Lender is organized under the laws of the United States or a State thereof, then United States Internal Revenue Service Form W-9, or successor applicable form, as the case may be, and (ii) copies of replacements of any such forms on or before the date that any such forms expire or after the occurrence of any event requiring a change in the most recent form previously delivered by it hereunder. Each Person that shall become a Lender shall, upon the effectiveness of the related transfer, be required to provide all of the forms required pursuant to this Section 4.6.

      (e) To the extent that any Borrower pays any indemnity payment or additional amount pursuant to Section 4.6(a) and any Lender receives a refund of the Tax that such Lender determines, in its good faith judgment, is allocable to any or all such sums, then such Lender shall promptly pay over all such refunded sums to such Borrower. Nothing in this Section 4.6 shall require a Lender to disclose or detail the basis of its determination of the amount of any such refund that is allocable to an indemnity payment or additional amount paid by any Borrower hereunder, or otherwise to disclose to any Borrower its tax returns or other confidential or proprietary fiscal information.

      (f) Any Lender claiming any indemnity payment or additional amounts payable pursuant to this Section 4.6 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Parent or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

      SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by or on behalf of each Borrower pursuant to this Agreement, the Notes or any other Loan Document shall be made by such Borrower to the Paying Agent for the pro rata account of the Lenders entitled to receive such payment. All such payments required to be made to the Paying Agent shall be made, without setoff, deduction or counterclaim, not later than 11:00 a.m., New York time, on the date due, in same day or immediately available funds, to such account as the Paying Agent shall specify from time to time by notice to the Parent. Funds received after that time shall be deemed to have been received by the Paying Agent on the next succeeding Business Day. The Paying Agent shall promptly remit in same day funds to each Lender its share, if any, of such payments received by the Paying Agent for the account of such Lender. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on a Base Rate Loan (other than when calculated with respect to the Federal Funds Rate), 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

      SECTION 4.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) or Letter of Credit in excess of its pro rata share of payments then or therewith obtained by all Lenders, such Lender shall purchase from the other Lenders such participation in Loans made by them and/or Letters of Credit as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of

            (a) the amount of such selling Lender's required repayment to the purchasing Lender to

            (b)  the total amount so recovered from the purchasing
      Lender)

of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment

(including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

      SECTION 4.9. Setoff. Each Lender shall, upon the occurrence of any Default described in clauses (a) through (d) of Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) such Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of each Borrower then or thereafter maintained with or otherwise held by such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the Parent and the Paying Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

      SECTION 4.10. Use of Proceeds. The Borrowers shall apply the proceeds of each Borrowing in accordance with Section 7.1.9; without limiting the foregoing, no proceeds of any Loan will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any "margin stock", as defined in F.R.S. Board Regulation U.


                                    ARTICLE V

                              CONDITIONS PRECEDENT

      SECTION 5.1. Initial Credit Extension. The obligations of the Lenders to make the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

      SECTION 5.1.1. Resolutions, etc. The Agents shall have received from each Obligor a certificate, dated the date of the initial Credit Extension, of its Secretary or Assistant Secretary as to (i) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Agreement, the Notes and each other Loan Document to be executed by it, and (ii) the incumbency and signatures of those of its officers authorized to act with respect to this Agreement, the Notes and each other Loan Document executed by it, upon which certificate each Agent, each Lender and each Issuer may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of an Obligor canceling or amending such prior certificate with respect to such Obligor.

      SECTION 5.1.2. Delivery of Notes. The Paying Agent shall have received, for the account of each Lender, the Notes duly executed and delivered by the Borrowers.

      SECTION 5.1.3. Transaction Consummated. The Agents shall have received evidence satisfactory to each of them that all actions necessary to consummate the Transaction shall have been taken or completed in accordance with law and the Transaction Documents, and the Transaction shall be consummated for an aggregate amount not to exceed $415,100,000 (including any amounts necessary to pay related reasonable fees and expenses, which shall not exceed $23,000,000).

      SECTION 5.1.4. Closing Date Certificate. The Agents shall have received, with counterparts for each Lender, the Closing Date Certificate, substantially in the form of Exhibit G hereto, dated the date of the initial Credit Extension and duly executed and delivered by the president, the chief executive, financial or accounting (or equivalent) Authorized Officer of each Borrower, in which certificate each Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of the Borrowers made as of such date under this Agreement, and, at the time such certificate is delivered, such statements shall in fact be true and correct in all material respects.

      SECTION 5.1.5. Transaction Documents, etc. The Agents shall have received (with copies for each Lender that shall have expressly requested copies thereof) copies of fully executed copies of the Transaction Documents, certified to be true and complete copies thereof by an Authorized Officer of each Borrower. The Transactions Documents shall be in full force and effect and shall not have been modified or waived in any material respect, nor shall there have been any forbearance to exercise any material rights with respect to any of the terms or provisions relating to the conditions to the consummation of the Transaction set forth in the Transaction Documents unless otherwise agreed to by the Required Lenders.

      SECTION 5.1.6. Payment of Outstanding Indebtedness, etc. All Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full (including, to the extent necessary, from proceeds of the initial Credit Extension); and all Liens securing payment of any such Indebtedness have been released and the Agents shall have received all Uniform Commercial Code Form UCC-3 termination statements or other instruments as may be suitable or appropriate in connection therewith (or arrangements satisfactory to the Agents shall have been entered into relating to such release promptly following the initial Credit Extension).

      SECTION 5.1.7. Equity Issuance, etc. The Agents shall have received evidence satisfactory to each of them that (i) the Equity Issuance has been consummated and (ii) the Borrowers have received gross cash proceeds from the Equity Issuance in an amount not less than the Equity Contribution Amount, in each case on terms satisfactory to the Agents as of the Closing Date.

      SECTION 5.1.8. Guaranty. The Agents shall have received the Guaranty, dated the date hereof, duly executed by an Authorized Officer of each Borrower and each U.S. Subsidiary of each Borrower in existence on the date of the initial Credit Extension (after giving effect to the Transaction).

      SECTION 5.1.9. Pledge Agreements. The Agents shall have received executed counterparts of

            (a) the Triarc Pledge Agreement, dated as of the date hereof, duly executed by an Authorized Officer of Triarc, together with the certificates evidencing all of the issued and outstanding shares of Capital Stock of the Parent pledged pursuant to the Triarc Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank;

            (b) the Parent Pledge Agreement, dated as of the date hereof, duly executed by an Authorized Officer of the Parent, together with the certificates evidencing all of the issued and outstanding shares of Capital Stock of Mistic and Snapple pledged pursuant to the Parent Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank;

            (c) the Snapple Pledge Agreement, dated as of the date hereof, duly executed by an Authorized Officer of each Borrower, together with the certificates evidencing all of the issued and outstanding shares of Capital Stock of each

      Subsidiary of Snapple pledged pursuant to the Snapple Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank; and

            (d) the Subsidiary Pledge Agreement, dated as of the date hereof, duly executed by an Authorized Officer of each Subsidiary of each Borrower (after giving effect to the Transaction) which in turn has any Subsidiary or Subsidiaries, together with the certificates evidencing all of the issued and outstanding shares of Capital Stock of each such indirect Subsidiary of such Borrower which shall be pledged pursuant to such Subsidiary Pledge Agreement, which certificates shall in each case be accompanied by undated stock powers duly executed in blank;

provided, however, that neither the Borrowers nor any of their Subsidiaries shall be required to pledge in excess of 65% of the outstanding voting stock of any Non-U.S. Subsidiary. If any securities pledged pursuant to a Pledge Agreement are uncertificated securities, the Agents shall have received confirmation and evidence satisfactory to each of them that appropriate book entries have been made in the relevant books or records of a financial intermediary or the issuer of such securities, as the case may be, or other appropriate steps have been taken under applicable law resulting in the perfection of the security interest granted in favor of the Paying Agent in such securities pursuant to the terms of the applicable Pledge Agreement.

      SECTION 5.1.10. Security Agreements. The Agents shall have received executed counterparts of the Borrower Security Agreement and the Subsidiary Security Agreement, each dated as of the date hereof, duly executed by the Parent, Mistic, Snapple or their respective U.S. Subsidiaries (after giving effect to the Transaction), together with

            (a) acknowledgment copies of properly filed Uniform Commercial Code financing statements (Form UCC-1) or such other evidence of filing as may be acceptable to the Agents, naming the Parent, Mistic, Snapple and such Subsidiaries as the debtors and the Paying Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Agents, desirable to perfect the security interest of the Paying Agent pursuant to the Security Agreements;

            (b) executed copies of proper Uniform Commercial Code Form UCC-3 termination statements, if any, necessary to release all Liens (other than Liens permitted to exist under the Loan Documents) and other rights of any Person

                  (i) in any collateral described in the Security Agreements previously granted by any Person, and

                  (ii) securing any of the Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule,

      together with such other Uniform Commercial Code Form UCC-3 termination statements as the Agents may reasonably request from such Obligors; and

            (c) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Agents, dated a date reasonably near to the date of the initial Credit Extension, listing all effective financing statements which name the Parent, Mistic, Snapple and such Subsidiaries (under their present names and any previous names) as the debtors and which are filed in the jurisdictions in which filings were made pursuant to clause (a) above, together with copies of such financing statements (none of which (other than those described in clause (a), if such Form UCC-11 or search report, as the case may be, is current enough to list such financing statements described in clause (a)) shall cover any collateral described in the Security Agreements).

      SECTION 5.1.11.  Financial Information, etc.  The Agents
shall have received, with counterparts for each Lender,

            (a) (i) the audited consolidated income and cash flow statements and balance sheets of Mistic and its Subsidiaries for the Fiscal Year ended December 31, 1994, for the six months ended June 30, 1995, for the fiscal period commencing August 9, 1995 and ended December 31, 1995 and for the 1996 Fiscal Year; (ii) the Snapple Financial Statements; (iii) the unaudited consolidated income and cash flow statements and balance sheet of Mistic and its Subsidiaries for the first Fiscal Quarter of 1997; (iv) the most recently available monthly income statement and balance sheet of Snapple and its Subsidiaries for each Fiscal Month ended since the end of the first Fiscal Quarter of 1997, which shall be at least as comprehensive as the Snapple Financial Statements; and (v) the most recently available unaudited consolidated monthly income and cash flow statements and balance sheet of Mistic and its Subsidiaries for each Fiscal Month ended since the end of the first Fiscal Quarter of 1997;

            (b) a pro forma opening consolidated balance sheet of the Parent and its Subsidiaries (including Mistic and Snapple) as of the Closing Date (the "Pro Forma Balance Sheet"), certified by the chief financial Authorized Officer of each Borrower, giving effect to the consummation of the Transaction contemplated by this Agreement and reflecting the proposed legal and capital structure of the Borrowers, which legal and capital structure shall be satisfactory in all respects to the Agents; and

            (c) a Borrowing Base Certificate calculated as of April 30, 1997.

      SECTION 5.1.12.  Solvency, etc.  The Agents shall have
received

            (a) an opinion letter from Valuation Research Corporation or another independent valuation firm satisfactory to the Agents, addressed to the Agents and each Lender and dated the date of the initial Credit Extension, as to the solvency of each Borrower immediately after giving effect to the Transaction and the initial Credit Extension, which opinion letter shall be in form, substance and scope satisfactory to the Agents; and

            (b) a Solvency Certificate in substantially the form of Exhibit L, duly executed by the president, the chief executive or the chief financial Authorized Officer of each Borrower, dated the date of the initial Credit Extension.

      SECTION 5.1.13. Litigation. There shall exist no pending or, to the knowledge of any Borrower, overtly threatened material litigation, proceedings or investigations which (x) would contest the consummation of the Transaction or
(y) could reasonably be expected to have a Material Adverse Effect.

      SECTION 5.1.14. Material Adverse Effect. Since December 31, 1996, there shall not have been any event, circumstance or condition which could reasonably be expected to have a Material Adverse Effect; provided, however, that any change or effect existing at the Closing Date due to an adverse trend disclosed to the Agents shall not be considered to be a "Material Adverse Effect" on and as of such date.

      SECTION 5.1.15. Reliance Letters. The Agents shall have received reliance letters, dated the date of the initial Credit Extension and addressed to each Lender and each Agent, in respect of each of the legal opinions delivered in connection with the Transaction.

      SECTION 5.1.16. Opinions of Counsel. The Agents shall have received opinions, dated the date of the initial Credit Extension and addressed to the Agents and all Lenders, from (a) Paul,

Weiss, Rifkind, Wharton & Garrison, counsel to the Obligors substantially in the form of Exhibit M-1 hereto, and (b) Fish & Neave, intellectual property counsel to the Obligors, substantially in the form of Exhibit M-2 hereto.

      SECTION 5.1.17. Insurance. The Agents shall have received satisfactory evidence of the existence of insurance in compliance with Section 7.1.4 (including all endorsements included therein), and the Paying Agent shall be named additional insured or loss payee, on behalf of the Lenders, in respect of all proceeds payable in respect of such insurance, pursuant to documentation reasonably satisfactory to the Agents.

      SECTION 5.1.18. Closing Fees, Expenses, etc. The Agents and the Arrangers shall have received for their own accounts, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable under the Fee Letter or pursuant to Sections 3.3 and 10.3, if then invoiced.

      SECTION 5.2. All Credit Extensions. The obligation of each Lender to make any Credit Extension (including the initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth in this
Section 5.2.

      SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension, the following statements shall be true and correct

            (a) the representations and warranties set forth in Article VI (excluding, however, those contained in Section 6.7) and in each other Loan Document shall be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an early date, in which case such representations and warranties shall be true and correct as of such earlier date);

            (b) except as disclosed by the Borrowers to the Agents and the Lenders pursuant to Section 6.7 (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of any Borrower, overtly threatened against any Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, and (ii) no development shall have occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 which could reasonably be expected to have a Material Adverse Effect;

            (c) the sum of (x) the aggregate outstanding principal amount of all Revolving Loans and Swing Line Loans and (y) the Letter of Credit Outstandings does not exceed the lesser of the Revolving Loan Commitment Amount (as then in effect) or the then existing Borrowing Base Amount; and

            (d) no Default shall have then occurred and be continuing, and neither the Borrowers nor any other Material Obligor are in material violation of any material law or governmental regulation or court order or decree.

      SECTION 5.2.2. Credit Extension Request. The Paying Agent shall have received a Borrowing Request or an Issuance Request, as the case may be, for such Credit Extension. Each of the delivery of a Borrowing Request or an Issuance Request and the acceptance by the applicable Borrower of the proceeds of the Borrowing or the issuance of the Letter of Credit, as applicable, shall constitute a representation and warranty by the Borrowers that on the date of such Borrowing (both immediately before and after giving effect to such Borrowing and the application of the proceeds thereof) or the issuance of the Letter of Credit, as applicable, the statements made in Section 5.2.1 are true and correct.

      SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of the Borrowers or any of their Subsidiaries or any other Obligors shall be satisfactory in form and substance to the Agents and their counsel; and the Agents and their counsel shall have received all information, approvals, opinions, documents or instruments as the Agents or their counsel may reasonably request.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

      In order to induce the Lenders, the Issuer and the Agents to enter into this Agreement and to make Loans and issue Letters of Credit hereunder, the Borrowers jointly and severally represent and warrant unto the Agents and each Lender as set forth in this Article VI.

      SECTION 6.1. Organization, etc. Each Borrower and each of its Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the State of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement, the Notes and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except where the failure to hold such governmental licenses, permits and approvals could not reasonably be expected to have a Material Adverse Effect.

      SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Borrower of this Agreement, the Notes and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it and each such other Obligor's participation in the consummation of the Transaction are within each such Borrower's and each such Obligor's corporate powers, have been duly authorized by all necessary corporate action, and do not

            (a)  contravene such Borrower's or any such Obligor's
      Organic Documents;

            (b)  contravene  any  material  contractual   restriction,   law  or
      governmental regulation or court decree or order binding on or affecting such Borrower or any such Obligor; or

            (c) result in, or require the creation or imposition of, any Lien (other than Liens permitted under the Loan Documents) on any of such Borrower's or any other Obligor's properties.

      SECTION 6.3. Government Approval, Regulation, etc. No material authorization or approval or other action by, and no material notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by any Borrower or any other Obligor of this Agreement, the Notes or any other Loan Document to which it is a party, or for such Borrower's and each such other Obligor's participation in the consummation of the Transaction, except as have been duly obtained or made and are in full force and effect. None of the Borrowers nor any of their Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 6.4. Validity, etc. This Agreement constitutes, and the Notes and each other Loan Document executed by each Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of such Borrower enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other

Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, in each case subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

      SECTION 6.5. Financial Information. Each of the financial statements delivered pursuant to (x) clauses (a)(i), (a)(iii) and (a)(v) of Section 5.1.11 and (y) Section 7.1.12 has been prepared in accordance with GAAP consistently applied, and present fairly the consolidated financial condition of the corporations covered thereby as at the date thereof or the results of their operations for the periods then ended, subject in the case of interim financial statements to the lack of footnotes and to normal year end audit adjustments.

      SECTION 6.6. No Material Adverse Effect. Since December 31, 1996, there has been no event, circumstance or condition which could reasonably be expected to have a Material Adverse Effect; provided, however, that any change or effect existing at the Closing Date due to an adverse trend disclosed to the Agents shall not be considered a "Material Adverse Effect" on and as of such date.

      SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of any Borrower, overtly threatened litigation, action, proceeding, or labor controversy affecting any Borrower or any of its Subsidiaries, or any of their respective properties, businesses, assets or revenues which (i) would contest the consummation of the Transaction or (ii) could reasonably be expected to have a Material Adverse Effect, except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule. No materially adverse development has occurred in any litigation, action, labor controversy, arbitration or governmental investigation or other proceeding disclosed in Item
6.7 ("Litigation") of the Disclosure Schedule.

      SECTION 6.8. Subsidiaries. The Borrowers have no Subsidiaries, except those Subsidiaries (i) which are identified in Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule, or (ii) which are permitted to have been acquired in accordance with Section 7.2.5.

      SECTION 6.9. Ownership of Properties. Each Borrower and each of its Subsidiaries owns good and marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) other than any Lien, charge or claim (i) which is permitted under Section 7.2.3 or (ii) which individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      SECTION 6.10. Taxes. Each Borrower and each of its Subsidiaries has filed all material tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION 6.11. Pension and Welfare Plans. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, during the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by any Borrower or any member of the Controlled Group of any liability, fine or penalty which could reasonably be expected to have a Material Adverse Effect. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, neither the Borrowers nor any member of the Controlled Group has any contingent liability with respect to any post-retirement medical benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA or other applicable continuation of coverage laws.

      SECTION 6.12. Environmental Warranties. Except as set forth in Item 6.12 ("Environmental Matters") of the Disclosure
Schedule:

            (a) all facilities and property (including underlying groundwater) owned or leased by any Borrower or any of its Subsidiaries have been, and continue to be, owned or leased by such Borrower or its Subsidiaries in material compliance with all Environmental Laws;

            (b) there have been no past, and there are no pending or, to the knowledge of any Borrower, threatened (i) claims, complaints, notices or requests for information received by any Borrower or any of its Subsidiaries with respect to any alleged material violation of any

      Environmental Law, or (ii) complaints, notices or inquiries to any Borrower or any of its Subsidiaries regarding potential material liability under any Environmental Law, in each case which have not been disclosed in writing and in reasonable detail to the Agents;

            (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by any Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

            (d) the Borrowers and their Subsidiaries have been issued and are in material compliance with all material permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses;

            (e) no property now or previously owned or leased by any Borrower or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on (x) the National Priorities List pursuant to CERCLA, or (y) on the CERCLIS or on any similar state list of sites requiring investigation or clean-up to the extent, in the case of this clause (y), such listing or proposed listing could reasonably be expected to have a Material Adverse Effect;

            (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by any Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

            (g) no Borrower nor any Subsidiary of any Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against such Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

            (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by any Borrower or any Subsidiary of any Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect; and

            (i) no conditions exist at, on or under any property now or previously owned or leased by any Borrower or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law which, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect.

      SECTION 6.13. Regulations G, U and X. None of the Borrowers is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Loans will be used for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation G, U or X. Terms for which meanings are provided in F.R.S. Board Regulation G, U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

      SECTION 6.14. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of any Borrower in writing to the Agents, the Arranger, the Co-Arranger or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby or with respect to the Transaction is, and all other such factual information hereafter furnished by or on behalf of any Borrower to the Agents, the Arranger, the Co-Arranger or any Lender will be, true and accurate in every material respect on the date as of which such information is dated or certified, the Arrangers and such Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information in light of the circumstances when made not materially misleading.

      SECTION 6.15. Solvency. The Transaction (including the incurrence of the initial Credit Extension hereunder, the execution and delivery by the Guarantors of the Guaranty and the application of the proceeds of the Credit Extensions), will not involve or result in any fraudulent transfer or fraudulent conveyance under the provisions of Section 548 of the Bankruptcy Code (11 U.S.C. ss. 101 et seq., as from time to time hereafter amended, and any successor or similar statute) or any applicable state law respecting fraudulent transfers or fraudulent conveyances. On the Closing Date, after giving effect to the Transaction, each Borrower and each Guarantor is Solvent.


                                   ARTICLE VII

                                    COVENANTS

      SECTION 7.1. Affirmative Covenants. The Borrowers jointly and severally agree with each of the Agents, each Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, each Borrower will perform the obligations set forth in this Section 7.1.

      SECTION 7.1.1. Financial Information, Reports, Notices, etc. The Borrowers will furnish, or will cause to be furnished, to each Lender and the Agents copies of the following financial statements, reports, notices and information:

            (a) as soon as available and in any event within 55 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Parent, consolidated balance sheets of the Parent and its Subsidiaries (including Mistic and Snapple) as of the end of such Fiscal Quarter and consolidated statements of earnings and cash flow of the Parent and its Subsidiaries (including Mistic and Snapple) for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, certified by the chief financial or chief accounting Authorized Officer of the Parent;

            (b) as soon as available and in any event within 110 days after the end of each Fiscal Year of the Parent, a copy of the annual audit report for such Fiscal Year for the Parent and its Subsidiaries, including therein consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year and consolidated statements of earnings and cash flow of the Parent and its Subsidiaries for such Fiscal Year, in each case certified (without any Impermissible Qualification) in a manner acceptable to the Agents and the Required Lenders by Deloitte & Touche LLP or other independent public accountants reasonably acceptable to the Agents and the Required Lenders, together with a report from such accountants containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in Section 7.2.4 and to the effect that, in making the examination necessary for the signing of such annual report by such accountants, they have not become aware of any Default that has occurred and is continuing, or, if they have become aware of such Default, describing such Default and the steps, if any, being taken to cure it;

            (c) together with the delivery of the financial information required pursuant to clause (a) or clause (b), a Compliance Certificate, executed by the chief financial or chief accounting Authorized Officer of each Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agents) compliance with the financial covenants set forth in Section 7.2.4;

            (d) as soon as possible and in any event within three Business Days after any Borrower has knowledge (or could reasonably be expected to have knowledge) of the occurrence of any Default, a statement of the chief financial Authorized Officer of the Parent setting forth details of such Default and the action which the applicable Borrower has taken and proposes to take with respect thereto;

            (e) as soon as possible and in any event within three Business Days after (x) the occurrence of any materially adverse development with respect to any litigation, action, proceeding, or labor controversy described in Section 6.7 or (y) the commencement of any labor controversy, litigation, action, proceeding of the type described in Section 6.7, notice thereof and copies of all documentation relating thereto;

            (f) promptly after the sending or filing thereof, copies of all reports which any Borrower sends to any of its security holders, and all reports and registration statements which any Borrower or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

            (g) promptly upon becoming aware of the institution of any steps by any Borrower or any other Person to terminate any Pension Plan, or the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that any Borrower furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan which could reasonably be expected to result in the incurrence by any Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of any Borrower with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

            (h) promptly when available and in any event within 60 days following the last day of each Fiscal Year of the Borrower, financial projections for the Parent and its Subsidiaries, on a consolidated basis (including an operating budget), for the current Fiscal Year, prepared in reasonable detail by the chief accounting, financial or operating officer of the Parent;

            (i) within 20 days after the end of each Fiscal Month, a Borrowing Base Certificate that is calculated as of the last day of such Fiscal Month; and

            (j) such other information respecting the condition or operations, financial or otherwise, of any Borrower or any of its Subsidiaries as any Lender through the Paying Agent may from time to time reasonably request.

      SECTION 7.1.2. Compliance with Laws, etc. Each Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation) (i) the maintenance and preservation of its corporate existence and qualification as a foreign corporation, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and (ii) the payment, before the same become delinquent, of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

      SECTION 7.1.3. Maintenance of Properties. Each Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its properties necessary and useful in the conduct of its business in good repair, working order and condition (subject to normal wear and tear), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless such Borrower determines in good faith that the continued maintenance of any of its properties is no longer economically desirable, except when the failure to maintain, preserve, protect and keep its properties could not reasonably be expected to have a Material Adverse Effect.

      SECTION 7.1.4. Insurance. Each Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and will, upon written request of the Agents, furnish to each Lender at reasonable intervals a certificate of an Authorized Officer of such Borrower setting forth the nature and extent of all insurance maintained by such Borrower and its Subsidiaries in accordance with this Section.

      SECTION 7.1.5. Books and Records. Each Borrower will, and will cause each of its Subsidiaries to, keep books and records which accurately reflect in all material respects all of its business affairs and transactions and permit the Agents and each Lender or any of their respective representatives, at reasonable times and intervals, during normal business hours to visit all of its offices, to discuss its financial matters with its officers and independent public accountant (and each Borrower hereby authorizes such independent public accountant, upon the occurrence and during the continuance of any Default or Event of Default, to discuss such Borrower's financial matters with each Lender or its representatives whether or not any representative of such Borrower is present, and if no Default or Event of Default has occurred and is continuing, only if a representative of such Borrower is present) and to examine (and, at the expense of such Borrower, photocopy extracts from) any of its books or other corporate records. The Borrowers shall pay any fees of such independent public accountant incurred in connection with any Agent's or any Lender's exercise of its rights pursuant to this Section. The Agents and the Lenders agree that they shall use reasonable efforts to minimize interference with the business of any Borrower or any of its Subsidiaries.

      SECTION 7.1.6. Environmental Covenant. Each Borrower will, and will cause each of its Subsidiaries to,

            (a) use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws;

            (b) promptly notify the Agents and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws which could reasonably be expected to have a Material Adverse Effect; and

            (c) provide such information and certifications which the Agents may reasonably request from time to time to evidence compliance with this
      Section 7.1.6.

      SECTION 7.1.7. Future Subsidiaries. Upon any Person becoming, after the Closing Date, a Subsidiary of any Borrower, or upon any Borrower or any Subsidiary of any Borrower acquiring additional Capital Stock of any existing Subsidiary, the Parent shall notify the Agents of such acquisition, and

            (a) such Borrower shall promptly cause such Subsidiary to execute and deliver to the Agents, with counterparts for each Lender, a supplement to the Guaranty and a supplement to the Subsidiary Security Agreement (and, if such Subsidiary owns any real property with a fair market value in excess of $1,000,000, a Mortgage), together with acknowledgment copies of Uniform Commercial Code financing statements (Form UCC-1) executed and delivered by the Subsidiary naming the Subsidiary as the debtor and the Paying Agent as the secured party, or other similar instruments or documents, filed under the Uniform Commercial Code and any other applicable recording statutes, in the case of real property, of all jurisdictions as may be necessary or, in the reasonable opinion of the Agents, desirable to perfect the security interest of the Paying Agent pursuant to the Subsidiary Security Agreement or a Mortgage, as the case may be (other than the perfection of security interests in motor vehicles owned as of the date such entity becomes a Subsidiary); provided, however, that in the event that any newly-acquired Subsidiary has any outstanding Indebtedness which is secured by a Lien or is subject to a negative pledge ("Assumed Restricted Debt") which Indebtedness, Lien or negative pledge, as the case may be, was in existence prior to the time such Person became a Subsidiary (and which was not created in contemplation of this Section), no such security interest or other Lien shall be required hereunder in respect of such Subsidiary's assets subject to such negative pledge; provided, further, however, that Assumed Restricted Debt shall not exceed, at any time outstanding, $5,000,000 in aggregate principal amount; and

            (b) such Borrower shall promptly deliver, or cause to be delivered, to the Paying Agent under a Pledge Agreement (or a supplement thereto) certificates (if any) representing all of the issued and outstanding shares of Capital Stock of such Subsidiary owned by such Borrower or any Subsidiary of such Borrower, as the case may be, along with undated stock powers for such certificates, executed in blank, or, if any securities subject thereto are uncertificated securities, confirmation and evidence satisfactory to the Agents that appropriate book entries have been made in the relevant books or records of a financial intermediary or the issuer of such securities, as the case may be, or other appropriate steps shall have been taken under applicable law resulting in the perfection of the security interest granted in favor of the Paying Agent pursuant to the terms of a Pledge Agreement;

together, in each case, with such opinions, in form and substance and from counsel reasonably satisfactory to the Agents, as the Agents may reasonably require; provided, however, that notwithstanding the foregoing, no Non-U.S. Subsidiary shall be required to execute and deliver a Mortgage, a supplement to the Guaranty or a supplement to the Security Agreement, nor will such

Borrower or any Subsidiary of such Borrower be required to deliver in pledge pursuant to a Pledge Agreement in excess of 65% of the total combined voting power of all classes of Capital Stock of a Non-U.S. Subsidiary entitled to vote.

      SECTION 7.1.8. Future Leased Property and Future Acquisitions of Real Property; Future Acquisition of Other Property. (a) Prior to entering into any new lease of real property or renewing any existing lease of real property following the Closing Date, each Borrower shall, and shall cause each of its U.S. Subsidiaries to, use all commercially reasonable efforts (which shall not require the expenditure of cash or the making of any material concessions under the relevant lease) to deliver to the Paying Agent a Waiver executed by the lessor of any real property that is to be leased by such Borrower or such U.S. Subsidiary for a term in excess of one year in any state which by statute grants such lessor a "landlord's" (or similar) Lien which is superior to the Paying Agent's, to the extent the value of any personal property of such Borrower or its U.S. Subsidiaries to be held at such leased property exceeds (or it is anticipated that the value of such personal property will, at any point in time during the term of such leasehold term, exceed) $1,000,000.

            (b) In the event that such Borrower or any of its U.S. Subsidiaries shall acquire any real property having a value as determined in good faith by the Agents in excess of $1,000,000 in the aggregate, such Borrower or the applicable U.S. Subsidiary shall, promptly after such acquisition, execute a Mortgage and provide the Agents with

                  (i) evidence of the completion (or  satisfactory  arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Agents, desirable effectively to create a valid, perfected first priority Lien, subject to Liens permitted by Section 7.2.3, against the properties purported to be covered thereby;

                  (ii) mortgagee's title insurance policies in favor of the Paying Agent and the Lenders in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Agents, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as permitted under Section 7.2.3 or as approved by the Agents, and such policies shall also include a revolving credit endorsement and such other endorsements as the Agents shall request and shall be accompanied by evidence of the payment in full of all premiums thereon; and

                  (iii)  such other approvals, opinions, or
            documents as the Agents may reasonably request; and

            (c) In accordance with the terms and provisions of this Agreement and the other Loan Documents, provide the Agents with evidence of all recordings and filings as may be necessary or, in the reasonable opinion of the Agents, desirable to create a valid, perfected first priority Lien, subject to the Liens permitted by Section 7.2.3, against all property acquired after the Closing Date (including motor vehicles but excluding leases of real property).

      SECTION 7.1.9. Use of Proceeds, etc. Each Borrower shall apply the proceeds of the Loans

            (a) to make payment, together with funds made available from the proceeds of the Equity Issuance, in full of Triarc's (or the Parent's) obligations under the Stock Purchase Agreement;

            (b) to make payment in full, in connection with the Refinancing, concurrently with the initial Credit Extension hereunder, of all Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule;

            (c) for general corporate purposes and working capital purposes of the Borrowers and their Subsidiaries; and

            (d) to pay the reasonable transaction costs and expenses of the Transaction (provided, that the aggregate amount of such costs and expenses shall not exceed $23,000,000.

      SECTION 7.1.10. Hedging Obligations. Within six months following the Closing Date, the Agents shall have received evidence reasonably satisfactory to them that Mistic and Snapple have entered into interest rate swap, cap, collar or similar arrangements designed to protect such Borrowers against fluctuations in interest rates with respect to at least 50% of the then outstanding aggregate principal amount of the Term Loans for a minimum period of three years with terms reasonably satisfactory to such Borrowers and the Agents.

      SECTION 7.1.11. Patent Security Agreement. Within 30 days after the Closing Date, the Parent shall deliver to the Agents counterparts of the Patent Security Agreement, dated as of the date of such delivery, duly executed by the applicable Borrower or the applicable U.S. Subsidiary, together with any other document required to acknowledge or register or perfect the Paying Agent's security interest in any part of such intellectual property collateral.

      SECTION  7.1.12.  Financial  Statements.  On or before June 26, 1997,  the
Parent shall deliver to the Agents and the Lenders the audited combined statements of certain revenues and operating expenses of Snapple and its Subsidiaries for the fiscal periods ended December 6, 1994 and December 31, 1994 and for the Fiscal Years ended December 31, 1995 and December 31, 1996 and the audited combined statement of certain assets and liabilities of Snapple and its Subsidiaries as of December 31, 1996 certified (without any Impermissible Qualification other than as described in clause (b) of the definition of "Impermissible Qualification") in a manner acceptable to the Agents and the Required Lenders by Arthur Andersen LLP. On or before July 7, 1997, the Parent shall deliver to the Agents and the Lenders an unaudited consolidated balance sheet and statement of earnings and cash flow of Snapple and its Subsidiaries for the Fiscal Quarter ended March 31, 1997. All of the financial statements delivered pursuant to this Section shall be in scope and result satisfactory to the Agents and the Required Lenders and shall indicate no material adverse discrepancy or variation, in the reasonable judgement of each of the Agents, from the financial information delivered on or prior to the Closing Date pursuant to Section 5.1.

      SECTION 7.1.13 Local Counsel Opinions. On or before the 15th Business Day following the Closing Date, the Borrowers shall cause to be delivered legal opinions, in form and substance and from counsel reasonably satisfactory to the Agents, as to the perfection of the Liens and security interests granted hereunder and under the Loan Documents in respect of the Obligations under the laws of the states of Arizona, California, Florida, Illinois, Maryland and Pennsylvania. Such legal opinions shall also cover such other matters customarily related to the foregoing and as may be reasonably requested by the Agents.

      SECTION 7.2. Negative Covenants. The Borrowers jointly and severally agree with each of the Agents, the Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, each of the Borrowers will perform the obligations set forth in this Section 7.2.

      SECTION 7.2.1. Business Activities. (x) Mistic will not, and will not permit any of its Subsidiaries to, engage in any business activity, except for the Mistic Business and such activities as may be incidental or related thereto,
(y) Snapple will not, and will not permit any of its Subsidiaries to, engage in any business activity, except for the Snapple Business and such activities as may be incidental or related thereto, and (z) the Parent will not engage in any business activity, except for the ownership of (and activities incidental to the ownership of) the Capital Stock of Mistic, Snapple or any other Person engaged directly or through its Subsidiaries in the business of producing, marketing and distributing beverages or other similar related products.

      SECTION 7.2.2. Indebtedness. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

            (a)  Indebtedness in respect of the Loans and other
      Obligations;

            (b) until the date of the initial Credit Extension, Indebtedness identified in Item 7.2.2(b) ("Indebtedness to be Paid") of the Disclosure Schedule;

            (c) Indebtedness existing as of the Effective Date which is identified in Item 7.2.2(c) ("Ongoing
      Indebtedness") of the Disclosure Schedule;

            (d) Indebtedness existing as of the Effective Date arising pursuant to the take-or-pay contracts identified in Item 7.2.2(d) ("Take-or-Pay Liabilities") of the Disclosure
      Schedule;

            (e) Indebtedness in respect of the Permitted Senior Subordinated Debt; provided that the aggregate principal amount in respect of such Indebtedness at any time outstanding shall not exceed $100,000,000;

            (f) Hedging Obligations of the Borrowers or any of their Subsidiaries in respect of the Loans;

            (g) Indebtedness in an aggregate principal amount not to exceed $5,000,000 at any time outstanding which is incurred by the Borrowers or any of their Subsidiaries (i) to a vendor of any assets permitted to be acquired pursuant to Section 7.2.7 to finance its acquisition of such assets or (ii) in respect of Capitalized Lease Liabilities (but only to the extent otherwise permitted by Section 7.2.7);

            (h) unsecured Indebtedness incurred in the ordinary course of business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities);

            (i)  Indebtedness of any Borrower to any wholly-owned
      U.S. Subsidiary, or Indebtedness of any wholly-owned U.S.
      Subsidiary of any Borrower to any Borrower or any other wholly-owned U.S. Subsidiary of any Borrower;

            (j) other Indebtedness of the Borrowers and their Subsidiaries in an aggregate amount at any time outstanding not to exceed (x) $10,000,000 during the first four full Fiscal Quarters following the Closing Date and
      (y) without duplication, $20,000,000 thereafter; and

            (k) unsecured obligations of the Parent in respect of accrued interest on amounts due and owing from the Parent to holders of SARs pursuant to the SAR Agreement;

provided, however, that no Indebtedness otherwise permitted by clauses (g), (h),
(i), or (j) shall be permitted if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

      SECTION 7.2.3. Liens. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except for the following ("Permitted Liens"):

            (a) Liens securing payment of the Obligations or any Hedging Obligations in respect of the Loans owed to any Lender or any Affiliate of any Lender, granted pursuant to any Loan Document;

            (b) until the date of the initial Credit Extension, Liens securing payment of Indebtedness of the type permitted and described in clause (b) of Section 7.2.2;

            (c) Liens securing payment of Indebtedness of the type permitted and described in clause (c) of Section 7.2.2;

            (d) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (f) of Section 7.2.2 and covering only those assets acquired with the proceeds of such Indebtedness;

            (e) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the books of such Person;

            (f) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue for more than 30 days or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the books of such Person;

            (g) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

            (h) judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

            (i) Liens with respect to easements, rights-of-way, restrictions and other similar encumbrances which, individually or in the aggregate, do not materially interfere with the occupation, use and enjoyment by any Borrower or any of its Subsidiaries of the properties encumbered thereby in the ordinary course of their business; and

            (j) Liens in respect of any Assumed Restricted Debt, provided that the principal amount of such Indebtedness secured thereby does not exceed $5,000,000 in the aggregate at any time outstanding.

      SECTION 7.2.4.  Financial Covenants.

            (a) Minimum Net Worth The Borrowers will not permit Net Worth at any time to be less than an aggregate amount equal to $85,000,000 plus an amount equal to 50% of cumulative Net Income from the Closing Date to the date of determination.

            (b) Leverage Ratio. The Borrowers will not permit the Leverage Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:

            Period                              Leverage Ratio

      3rd Fiscal Quarter of
       Fiscal Year 1997
       through the 1st
       Fiscal Quarter of
       Fiscal Year 1998




            5.00:1
      2d Fiscal Quarter of
       Fiscal Year 1998
       through the 3rd
       Fiscal Quarter of

       Fiscal Year 1998

            4.75:1
      4th Fiscal Quarter of
       Fiscal Year 1998
       through the 3rd
       Fiscal Quarter of
       Fiscal Year 1999




            4.00:1
      4th Fiscal Quarter of
       Fiscal Year 1999
       through the 3rd
       Fiscal Quarter of
       Fiscal Year 2000




            3.00:1
      4th Fiscal Quarter of
       Fiscal Year 2000
       through the 3rd
       Fiscal Quarter of
       Fiscal Year 2001




            2.50:1
      Each Fiscal Quarter
       thereafter

            2.00:1

            (c) Interest Coverage Ratio. The Borrowers will not permit the Interest Coverage Ratio as of the end of any Fiscal Quarter occurring during any period set forth below to be less than the ratio set forth opposite such period:

                                                Interest Coverage
                  Period                            Ratio


      3rd Fiscal Quarter of
       Fiscal Year 1997
       through the 2d
       Fiscal Quarter of
       Fiscal Year 1998




            2.00:1
      3rd Fiscal Quarter of
       Fiscal Year 1998

            2.25:1
      4th Fiscal Quarter of
       Fiscal Year 1998
       through the 3rd
       Fiscal Quarter of
       Fiscal Year 1999




            2.50:1
      4th Fiscal Quarter of
       Fiscal Year 1999
       through the 3rd

       Fiscal Quarter of
       Fiscal Year 2000

            3.00:1
      4th Fiscal Quarter of
       Fiscal Year 2000
       through the 3rd
       Fiscal Quarter of
       Fiscal Year 2001




            3.50:1
      Each Fiscal Quarter
       thereafter

            4.00:1


      (d) Fixed Charge Coverage Ratio. The Borrowers will not permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter to be less than the ratio of 1.20:1.


      SECTION 7.2.5. Investments. The Borrowers will not, and will not permit any of their Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

            (a) Investments existing on the Closing Date and identified in Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule;

            (b)  Cash Equivalent Investments;

            (c) Investments by any Borrower in any of its wholly-owned U.S. Subsidiaries (including Investments made for purposes of creating newly formed wholly-owned U.S. Subsidiaries), or by any such wholly-owned U.S. Subsidiary in any of its wholly-owned U.S. Subsidiaries or in any Borrower;

            (d) other Investments in an aggregate amount at any one time not to exceed (x) $10,000,000 or (y) if the Leverage Ratio (determined on a pro forma basis by giving effect to such Investment as if consummated as of the beginning of the period for which the Leverage Ratio is being computed) is less than 3.50:1 for the two consecutive Fiscal Quarters immediately preceding any such Investment, $20,000,000; provided that all amounts permitted pursuant to this clause (d) shall be reduced, dollar for dollar, by the aggregate amount of payments made in respect of SARs pursuant to clause (f) of Section 7.2.6; and

            (e) Investments in the form of advances or loans to employees in an aggregate principal amount not to exceed $1,500,000 at any time outstanding during the first four full Fiscal Quarters following the Closing Date and, thereafter, in an aggregate principal amount not to exceed $1,000,000 at any time outstanding;

provided, however, that (i) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements, and (ii) no Investment otherwise permitted by clause (c), (d) or (e) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

      SECTION 7.2.6. Restricted Payments, etc. On and at all times after the Effective Date:

            (a) the Borrowers will not declare, pay or make any payment, dividend or distribution (in cash, property or obligations) on any shares of any class of Capital Stock (now or hereafter outstanding) of any Borrower or on or in respect of any warrants, options or other rights (including SARs) with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of any Borrower (other than dividends or distributions payable in its Capital Stock or warrants to purchase its Capital Stock or splitups or reclassifications of its Capital Stock into additional or other shares of its Capital Stock) or apply, or permit any of their Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of their Subsidiaries to purchase or redeem, any shares of any class of Capital Stock (now or hereafter outstanding) of any Borrower, or warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of any Borrower;

            (b) the Borrowers will not, and will not permit any of their Subsidiaries to (i) make any payment or prepayment of principal of, or make any payment of interest on, any Subordinated Debt on any day other than the stated, scheduled date for such payment or prepayment set forth in the documents and instruments memorializing such Subordinated Debt, or which would violate the subordination provisions of such Subordinated Debt, or (ii) redeem, purchase or defease, any Subordinated Debt; and

            (c) the Borrowers will not, and will not permit any Subsidiary to, make any deposit for any of the foregoing purposes;

provided, however, that,

            (d) notwithstanding clause (a) above, the Parent shall be permitted to make payments to purchase, redeem, acquire or otherwise retire for value shares of the Capital Stock of the Parent issued in connection with the Equity Issuance with Net Debt Proceeds of the Permitted Senior Subordinated Debt in an aggregate amount not to exceed $25,000,000, so long as (i) no Default shall have occurred and be continuing on the date such payment is made or would result from the making of such payment, (ii) after giving effect to such payment the Borrowers would be in pro forma compliance with the covenants set forth in Section 7.2.4 for the most recent full Fiscal Quarter immediately preceding the date of such payment, and (iii) an Authorized Officer of each Borrower shall have delivered a certificate to the Agents in form and substance satisfactory to the Agents (including a calculation of the compliance with the covenants set forth in Section 7.2.4) certifying as to accuracy of clauses (d)(i) and (d)(ii) above;

            (e) notwithstanding clause (a) above, upon the consummation of an Initial Public Offering by the Parent, and after giving effect to the application of the Net Equity Proceeds received therefrom in accordance with clause (e) of Section 3.1.1, if the Leverage Ratio is less than 2.50:1 and no Defaults have occurred and are continuing or would occur after giving effect to this clause (e), the Parent may use any remaining Net Equity Proceeds from such Initial Public Offering to repurchase its outstanding Preferred Stock;

            (f) notwithstanding clause (a) above, payments may be made by the Parent in respect of the SARs to the holders thereof pursuant to the SAR Agreement if (i) the Leverage Ratio for each of the two full Fiscal Quarters immediately preceding any such payment was less than 3.50:1, (ii) the aggregate amount of all payments made since the Effective Date pursuant to this clause (f) would not exceed $10,000,000 and (iii) no Defaults have occurred and are continuing or would occur as a result of any such payment; and

            (g) the Borrowers and their Subsidiaries shall be permitted to make payments to Triarc pursuant to the Tax Sharing Agreement (provided that the Tax Sharing Agreement provides for payments to Triarc by the Borrowers and/or their Subsidiaries during each taxable year in respect of the tax liabilities of the Parent and its Subsidiaries in amounts determined, in a manner substantially similar to the method provided in the Tax Sharing
      Agreement in effect on the date hereof, as if the Parent and its Subsidiaries were a separate affiliated group (within the meaning of section

      1504(a)(1) of the Code) that filed a separate consolidated federal income tax return and, if applicable, consolidated or combined tax returns under state and/or local law).

      SECTION 7.2.7. Capital Expenditures, etc. The Borrowers will not, and will not permit any of their Subsidiaries to, make or commit to make Capital Expenditures in any fiscal period set forth below, except Capital Expenditures which do not aggregate in excess of the amount set forth below opposite such fiscal period:

      Closing Date
      through 1997 Fiscal Year end                $5,000,000

      1998 Fiscal Year                            $8,000,000

      1999 Fiscal Year                            $9,000,000

      2000 Fiscal Year and each
      Fiscal Year thereafter                     $10,000,000;

provided, however, that to the extent the amount of Capital Expenditures permitted to be made in any Fiscal Year pursuant to this Section exceeds the aggregate amount of Capital Expenditures actually made during such Fiscal Year, such excess amount (up to 50% of the total amount of Capital Expenditures permitted to be made in such Fiscal Year, without giving effect to any carry-forward) may be carried forward to (but only to) the next succeeding Fiscal Year (any such amount to be certified by the Borrowers to the Agents in the Compliance Certificate delivered for the last Fiscal Quarter of such Fiscal Year, and any such amount carried forward to a succeeding Fiscal Year shall be deemed to be used prior to the Borrowers and their Subsidiaries using the amount of Capital Expenditures permitted by this Section in such succeeding Fiscal Year without giving effect to such carry-forward).

      SECTION 7.2.8. Consolidation, Merger, etc. The Borrowers will not, and will not permit any of their Subsidiaries which are Material Obligors to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except

            (a) any such Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Parent, Mistic, Snapple or any wholly-owned U.S. Subsidiary of any Borrower, and the assets or stock of any such Subsidiary may be purchased or otherwise acquired by the Parent, Mistic, Snapple or any other wholly-owned U.S. Subsidiary of any Borrower; and

            (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Borrowers or any of their Subsidiaries may purchase all or substantially all of the assets of any Person, or acquire such Person by merger, if permitted (without duplication) by Section 7.2.7 to be made as a Capital Expenditure, or if permitted (without duplication) by Section 7.2.5 to be made as an Investment.

      SECTION 7.2.9. Asset Dispositions, etc. The Borrowers will not, and will not permit any of their Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of its assets (including accounts receivable and Capital Stock of Subsidiaries) to any Person, except as described below:

            (a) such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business or is permitted by Section 7.2.8;

            (b) (i) such sale, transfer, lease, contribution or conveyance of such assets is for fair market value and (other than in connection with a sale, transfer, lease, contribution or conveyance of Snapple's interest in Select) the consideration consists of no less than 80% in cash, (ii) the net book value of such assets, together with the net book value of all other assets sold, transferred, leased, contributed or conveyed pursuant to this clause (b) since the Closing Date, does not exceed (individually or in the aggregate) $30,000,000 over the term of this Agreement and (iii) the Net Disposition Proceeds generated from such sale, transfer, lease, contribution or conveyance are applied as Net Disposition Proceeds to prepay the Loans pursuant to the terms of clause (c) of Section 3.1.1 and
      Section 3.1.2; or

            (c) such sale, transfer, lease, contribution or conveyance is a payment on or in respect of SARs issued pursuant to the SAR Agreement and is of the type described in clause (k) of Section 7.2.2 or is permitted pursuant to clause (f) of Section 7.2.6.

      SECTION 7.2.10. Modification of Certain Agreements. The Borrowers will not consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to, any of the Stock Purchase Agreement, the Refinancing Documents, the Tax Sharing Agreement or any document or instrument evidencing or applicable to any Subordinated Debt, other than any amendment, supplement or other modification which extends the date or reduces the amount of any required repayment or redemption.

      SECTION 7.2.11. Transactions with Affiliates. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates unless such arrangement or contract is fair and equitable to such Borrower or such Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of such Borrower or such Subsidiary with a Person which is not one of its Affiliates; provided, however, that

            (a) within 180 days of the end of each Fiscal Year, the Borrowers shall be permitted to pay management fees to Triarc for management services rendered during such Fiscal Year then ended; provided, that, with respect to any such Fiscal Year, management fees paid pursuant to this clause (a) shall not exceed the lesser of (i) $6,000,000 and (ii) the sum of (x) $3,000,000 plus (y) the Excess Amount;

            (b) the Borrowers and their Subsidiaries shall be permitted to enter into and to make payments pursuant to the Tax Sharing Agreement as and to the extent permitted under Section 7.2.6; and

            (c) the Borrowers shall be permitted to enter into one or more agreements with Royal Crown Company, Inc. pursuant to which one or more Borrowers shall provide management services to, and receive payments from, Royal Crown Company, Inc.;

so long as, in the case of clause (a), (x) no Default shall have occurred and be continuing on the date any such payment is made or would result from the making of any such payment, (y) after giving effect to any such payment the Borrowers would be in pro forma compliance with the covenants set forth in Section 7.2.4 for the most recent full Fiscal Quarter immediately preceding the date of such payment, and (z) an Authorized Officer of each Borrower shall have delivered a certificate to the Agents in form and substance satisfactory to the Agents (including a calculation of the compliance with the covenants set forth in Section 7.2.4) certifying as to accuracy of clauses (x) and (y) above.

      SECTION 7.2.12. Negative Pledges, Restrictive Agreements, etc. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into any agreement (excluding this Agreement, any other Loan Document, any agreement governing any Indebtedness permitted by clauses (b) and (c) of Section 7.2.2 as in effect on the Effective Date or by clause (f) of Section 7.2.2 as to the assets financed with the proceeds of such Indebtedness and any agreement in respect of any Assumed Restricted Debt provided such Indebtedness does not exceed $5,000,000 in aggregate principal amount at any time outstanding) prohibiting

(i) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, or the ability of any Borrower or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document, or (ii) the ability of any Subsidiary to make any payments, directly or indirectly, to any Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to any Borrower.

      SECTION 7.2.13. Sale and Leaseback. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into any agreement or arrangement with any other Person providing for the leasing by any Borrower or any of its Subsidiaries of real or personal property having a fair market value of more than $5,000,000 in the aggregate at any time outstanding which has been or is to be sold or transferred by any Borrower or any of its Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of any Borrower or any of its Subsidiaries.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

      SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

      SECTION 8.1.1. Non-Payment of Obligations. (a) Any Borrower shall default in the payment or prepayment when due of any principal of any Loan, (b) any Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any interest on any Loan, (c) any Borrower shall default in the payment when due of any Reimbursement Obligation, or (d) any Borrower shall default (and such default shall continue unremedied for a period of five days) in the payment when due of any fee or the payment of any other Obligation.

      SECTION 8.1.2. Breach of Warranty. Any representation or warranty of any Borrower or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate furnished by or on behalf of any Borrower or any other Obligor to the Agents or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

      SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. Any Borrower shall default in the due performance and observance of any of its obligations under Section 7.1.1, Section 7.1.9, Section 7.1.11, Section 7.1.12, or Section 7.2.

      SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. Any Borrower or any other Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Paying Agent or any Lender.

      SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of any Borrower or any of its Subsidiaries or any other Obligor having a principal amount, individually or in the aggregate, in excess of $5,000,000, or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

      SECTION 8.1.6. Judgments. Any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against any Borrower or any of its Subsidiaries or any other Obligor and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (i) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

      SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan (i) the institution of any steps by such Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, such Borrower or any such member could reasonably be expected to be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $5,000,000, or (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA.

      SECTION 8.1.8. Change in Control. Any Change in Control shall occur.

      SECTION 8.1.9. Bankruptcy, Insolvency, etc. Any Borrower, any of its U.S. Subsidiaries or any other Subsidiary that is a Material Obligor of any Borrower shall

            (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to pay, debts as they become due;

            (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for any Borrower or any such Subsidiary or any property of any thereof, or make a general assignment for the benefit of creditors;

            (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for any Borrower or any such Subsidiary or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that each Borrower and each such Subsidiary hereby expressly authorizes the Paying Agent and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

            (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of any Borrower or any such Subsidiary, and, if any such case or proceeding is not commenced by a Borrower or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by such Person or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that each Borrower and each such Subsidiary hereby expressly authorizes the Paying Agent and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

            (e) take any action authorizing, or in furtherance of, any of the foregoing.

      SECTION 8.1.10. Impairment of Security, etc. (a) Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; (b) any Borrower, any other Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or (c) any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by such Loan Document.

      SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations shall automatically be and become immediately due and payable, without notice or demand.

      SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section 8.1.9) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Paying Agent, upon the direction of the Required Lenders, shall by notice to the Parent declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable, require the Borrowers to provide cash collateral to be deposited with the Paying Agent in an amount equal to the Letter of Credit Outstandings and/or declare the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, the Borrowers shall deposit with the Paying Agent cash collateral in an amount equal to the Letter of Credit Outstandings and/or, as the case may be, the Commitments shall terminate.


                                   ARTICLE IX

                                   THE AGENTS

      SECTION 9.1. Actions. Each Lender hereby appoints DLJ as its Syndication Agent, Morgan Stanley as its Documentation Agent and DLJ as its Paying Agent under and for purposes of this Agreement, the Notes and each other Loan Document. Each Lender authorizes the Agents to act on behalf of such Lender under this Agreement, the Notes and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each of the Agents agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies

(which indemnity shall survive any termination of this Agreement) the Agents, pro rata according to such Lender's Percentage, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, any of the Agents in any way relating to or arising out of this Agreement, the Notes and any other Loan Document, including reasonable attorneys' fees, and as to which any Agent is not reimbursed by the Borrowers; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's gross negligence or wilful misconduct. The Agents shall not be required to take any action hereunder, under the Notes or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document, unless each Agent is indemnified hereunder to its satisfaction. If any indemnity in favor of any of the Agents shall be or become, in such Agent's determination, inadequate, such Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

      SECTION 9.2. Funding Reliance, etc. Unless the Paying Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York time, on the day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Paying Agent may assume that such Lender has made such amount available to the Paying Agent and, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Paying Agent, such Lender and each Borrower severally agree to repay the Paying Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Paying Agent made such amount available to the Borrowers to the date such amount is repaid to the Paying Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

      SECTION 9.3. Exculpation. Neither the Agents, the Arranger, the Co-Arranger nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by the Borrowers or any Obligor of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by any Agent shall not obligate it to make any further inquiry or to take any action. The Agents shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Agent believes to be genuine and to have been presented by a proper Person.

      SECTION 9.4. Successor. The Syndication Agent may resign as such upon one Business Days' notice to the Parent and the Paying Agent. The Documentation Agent may resign as such upon one Business Days' notice to the Parent and the Paying Agent. The Paying Agent may resign as such at any time upon at least 30 days' prior notice to the Parent and all Lenders. If the Paying Agent at any time shall resign, the Required Lenders may, with the prior consent of the Parent (which consent shall not be unreasonably withheld or delayed), appoint another Lender as a successor Paying Agent which shall thereupon become the Paying Agent hereunder. If no successor Paying Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Paying Agent's giving notice of resignation, then the retiring Paying Agent may, on behalf of the Lenders, appoint a successor Paying Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Paying Agent hereunder by a successor Paying Agent, such successor Paying Agent shall be entitled to receive from the retiring Paying Agent such documents of transfer and assignment as such successor Paying Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Paying Agent, and the retiring Paying Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as an Agent, the provisions of

            (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement; and

            (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.

      SECTION 9.5. Loans or Letters of Credit Issued by the Agents. Each Agent shall have the same rights and powers with respect to (x) the Loans made by it or any of its Affiliates, (y) the Notes held by it or any of its Affiliates, and
(z) its participating interests in the Letters of Credit as any other Lender and may exercise the same as if it were not an Agent. Each Agent and each of their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrowers or any Subsidiary or Affiliate of the Borrowers as if such Agent were not an Agent hereunder.

      SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of the Agents, the Arranger, the Co-Arranger and each other Lender, and based on such Lender's review of the financial information of the Borrowers, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of the Agents, the Arranger, the Co-Arranger and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

      SECTION 9.7. Copies, etc. The Paying Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Paying Agent by the Borrowers pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrowers). The Paying Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Paying Agent from the Borrowers for distribution to the Lenders by the Paying Agent in accordance with the terms of this Agreement.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

      SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

            (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

            (b) modify this Section 10.1, change the definition of "Required Lenders", increase any Commitment Amount or the Percentage of any Lender, reduce any fees described in Article III, release any Guarantor from its obligations under its Guaranty or release all or substantially all of the collateral security, except as otherwise specifically provided in any Loan Document or extend any Commitment Termination Date shall be made without the consent of each Lender and each holder of a Note;

            (c) extend the due date for, or reduce the amount of, any scheduled repayment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of that Note evidencing such Loan;

            (d) affect adversely the interests, rights or obligations of the Issuer qua the Issuer shall be made without the consent of the Issuer;

            (e) affect adversely the interests, rights or obligations of any Agent, the Arranger or the Co-Arranger (in its capacity as such) shall be made without consent of such Agent, the Arranger or the Co-Arranger, as the case may be; or

            (f) modify  clause  (a)(i) of Section 3.1.1 or clause (b) of Section
      3.1.2 without the consent of the holders of the Notes evidencing at least 51% of the aggregate amount of Loans outstanding under the Tranche or Tranches affected by such modification, or, in the case of a modification affecting the Revolving Loan Commitment Amount, the Lenders holding at least 51% of the Revolving Loan Commitments.

No failure or delay on the part of any Agent, the Issuer, any Lender or the holder of any Note in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, the Issuer, any Lender or the holder of any Note under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

      SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth opposite its name on Schedule II hereto under the applicable column heading or as set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties, with a copy, in the case of any notice to the Borrowers, to Triarc Companies, Inc., 280 Park Avenue -- 41st Floor, New York, NY 10017, Attention: General Counsel, Facsimile: (212) 451-3216. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (telephonic confirmation in the case of facsimile).

      SECTION 10.3. Payment of Costs and Expenses. The Borrowers hereby jointly and severally agree to pay on demand all expenses of each of the Agents (including the reasonable fees and out-of-pocket expenses of counsel to the Agents) in connection with

            (a) the syndication by the Syndication Agent, the Arranger and the Co-Arranger of the Loans, the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

            (b) the filing, recording, refiling or rerecording of each Mortgage, each Pledge Agreement and each Security Agreement and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of the Mortgage, the Pledge Agreement or the Security Agreement; and

            (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Borrowers further jointly and severally agree to pay, and to save the Agents and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the borrowings hereunder, the issuance of the Notes, the issuance of the Letters of Credit, or any other Loan Documents. The Borrowers jointly and severally agree to reimburse each Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by such Agent or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

      SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Borrowers hereby jointly and severally indemnify, exonerate and hold each Agent, the Arranger, the Co-Arranger, the Issuer and each Lender and each of their respective partners, trustees, officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

            (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or the use of any Letter of Credit;

            (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of any Borrower as the result of any determination by the Required Lenders pursuant to Article V not to make any Credit Extension);

            (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not such Agent, such Arranger, the Issuer or such Lender is party thereto;

            (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Borrower or any of its Subsidiaries of any Hazardous Material; or

            (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Borrower or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct. Each Obligor and its permitted successors and assigns hereby waive, release and agree not to make any claim, or bring any cost recovery action against, any Agent, any Arranger or any Lender under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted, except to the extent arising out of the gross negligence or wilful misconduct of any Indemnified Party. It is expressly understood and agreed that to the extent that any of such Persons is strictly liable under any Environmental Laws, such Obligor's obligation to such Person under this indemnity shall likewise be without regard to fault on the part of such Obligor, to the extent permitted under applicable law, with respect to the violation or condition which results in liability of such Person. If and to the extent that the foregoing undertaking may be unenforceable for any reason, such Obligor hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

      SECTION 10.5. Survival. The obligations of the Borrowers under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under
Section 4.6, Section 4.8, Section 9.1 and Section 10.12, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by each Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

      SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

      SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of each Borrower and each Lender (or notice thereof satisfactory to the Agents) shall have been received by the Agents and notice thereof shall have been given by the Paying Agent to the Parent and each Lender.

      SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT, THE NOTES AND EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

      SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

            (a) no Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of the Agents and all Lenders; and

            (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

      SECTION 10.11. Sale and Transfer of Loans and Notes; Participation in Loans and Notes. Each Lender may assign, or sell participation in, its Loans and Commitments to one or more other Persons in accordance with this Section 10.11.

      SECTION 10.11.1.  Assignments.  Any Lender,

            (a) with the prior written consents of the Parent, the Agents and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) each Issuer (which consents shall not be unreasonably delayed or withheld and which consents of the Agents and each Issuer shall not be required in the case of assignments made by or to DLJ, Morgan Stanley or any of their Affiliates) may at any time assign and delegate to one or more commercial banks or other financial institutions, and

            (b) with notice to the Parent, the Agents and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) each Issuer, but without the consent of the Parent or the Agents, may assign and delegate to any of its Affiliates or to any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans, participations in Letters of Credit and Letter of Credit Outstandings with respect thereto and Commitments (which assignment and delegation shall be, as among Revolving Loan Commitments, Revolving Loans and participations in Letters of Credit, of a constant, and not a varying, percentage), in a minimum aggregate amount of (i) $1,000,000 (if such assignment and delegation is to a then existing Lender) and (ii) $2,000,000 (if such assignment and delegation is to a Person not then a Lender) or the then remaining amount of a Lender's Loans and Commitments; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in the last sentence of Section 4.6 and further, provided, however, that, the Borrowers, each other Obligor and the Agents shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

            (c) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Parent and the Arrangers by such Lender and such Assignee Lender,

            (d) such Assignee Lender shall have executed and delivered to the Parent and the Agents a Lender Assignment Agreement, accepted by the Arrangers, and

            (e) the processing fees described below shall have been paid.

From and after the date that the Paying Agent accepts such Lender Assignment Agreement, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Within five Business Days after its receipt of notice that the Paying Agent has received an executed Lender Assignment Agreement, the Parent shall execute and deliver to the Paying Agent (for delivery to the relevant Assignee Lender) new Notes evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder, replacement Notes in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Notes to be in exchange for, but not in payment of, those Notes then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Notes. The assignor Lender shall mark the predecessor Notes "exchanged" and deliver them to the Parent. Accrued interest on that part of the predecessor Notes evidenced by the new Notes, and accrued fees, shall be paid as provided in the Lender Assignment Agreement. Accrued interest on that part of the predecessor Notes evidenced by the replacement Notes shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in the predecessor Notes and in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee to the Paying Agent upon delivery of any Lender Assignment Agreement in the amount of $3,500. Any attempted assignment and delegation not made in accordance with this Section 10.11.1 shall be null and void. Nothing contained in this Section 10.11.1 shall prevent or prohibit any Lender from pledging its rights (but not its obligations to make Loans) under this Agreement and/or its Loans and/or its Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank. In the event that S&P, Moody's or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Watch Ratings Service)) shall, after the date that any Lender with a Commitment to make Revolving Loans or participate in Letters of Credit becomes a Lender, downgrade the long-term certificate of deposit rating or long-term senior unsecured debt rating of such Lender, and the resulting rating shall be below BBB-, Baa3 or C (or BB, in the case of Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then the Issuer shall have the right, but not the obligation, upon notice to such Lender and the Paying Agent, to replace such Lender with an Assignee Lender in accordance with and subject to the restrictions contained in this Section, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in this Section) all its interests, rights and obligations in respect of its Revolving Loan Commitment under this Agreement to such Assignee Lender; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any governmental authority and (ii) such Assignee Lender shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest and fees (if any) accrued to the date of payment on the Loans made, and Letters of Credit participated in, by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

      SECTION 10.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests (or a sub-participating interest, in the case of a Lender's participating interest in a Letter of Credit) in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

            (a) no  participation  or  sub-participation  contemplated  in  this
      Section 10.11.2 shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document,

            (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations,

            (c) the Borrowers and each other Obligor and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents,

            (d) no Participant, unless such Participant is an Affiliate of such Lender, or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, agree to (i) any reduction in the interest rate or in the amount of fees that such Participant is otherwise entitled to, (ii) a decrease in the principal amount, or an extension of the Stated Maturity Date, of any Loan in which such Participant has purchased a participating interest or (iii) release all or substantially all of the collateral security under the Loan Documents or any Guarantor from its obligations under its Guaranty, in each case except as otherwise specifically provided in a Loan Document, and

            (e) no Borrower shall be required to pay any amount under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrowers acknowledge and agree, subject to clause (e) above, that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 10.3, 10.4
and 10.12, shall be considered a Lender.

      SECTION 10.12. Confidentiality. The Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure to any of their examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any bona fide transferee, participant or assignee or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that

            (a) unless specifically prohibited by applicable law or court order, each Lender shall notify the Parent of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information;

            (b) prior to any such disclosure pursuant to this Section 10.12, each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing

                  (i)  to be bound by this Section 10.12; and

                  (ii) to require  such  Person to require  any other  Person to whom such Person discloses such non-public information to be similarly bound by this Section 10.12; and

            (c) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by the Borrowers or any Subsidiary.

      SECTION 10.13. Other Transactions. Nothing contained herein shall preclude the Agents, the Arranger, the Co-Arranger or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Borrower or any of its Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

      SECTION 10.14. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE ISSUER, THE ARRANGER, THE CO-ARRANGER, THE LENDERS OR THE BORROWERS SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE PAYING AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWERS FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      SECTION 10.15. Waiver of Jury Trial. THE AGENTS, THE ISSUER, THE ARRANGER, THE CO-ARRANGER, THE LENDERS AND THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE ISSUER, THE ARRANGER, THE CO-ARRANGER, THE LENDERS OR THE BORROWERS. THE BORROWERS ACKNOWLEDGE AND AGREE THAT THEY HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH ANY BORROWER IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, THE ISSUER, THE ARRANGER, THE CO-ARRANGER AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                   SNAPPLE BEVERAGE CORP.


                                   By:       GARY LYONS
                                             ------------------------------
                                   Title:

                                   Address: 709 Westchester Avenue
                                            White Plains, NY 10604

                                   Facsimile No.: (914) 397-9220

                                   Attention: President



                                   MISTIC BRANDS, INC.


                                   By:       GARY LYONS
                                             -----------------------------
                                   Title:

                                   Address: 709 Westchester Avenue
                                            White Plains, NY 10604

                                   Facsimile No.: (914) 397-9220

                                   Attention: President



                                   TRIARC BEVERAGE HOLDINGS CORP.


                                   By:       GARY LYONS
                                             -----------------------------
                                   Title:

                                   Address: 709 Westchester Avenue
                                            White Plains, NY 10604

                                   Facsimile No.: (914) 397-9220

                                   Attention: President

                                   DLJ CAPITAL FUNDING, INC.,
                                     as Syndication Agent and
                                     Paying Agent


                                   By:       Harold Philips
                                             ----------------------------
                                   Title:    Managing Director

                                   Address: 277 Park Avenue
                                            9th Floor
                                            New York, NY 10172

                                   Facsimile No.: (212) 892-5286

                                   Attention: Stephen P. Hickey




                                   MORGAN STANLEY SENIOR FUNDING, INC.,
                                     as Documentation Agent

                                   By:       Michael Hart
                                             -----------------------------
                                   Title:    Vice President

                                   Address: 1585 Broadway
                                            10th Floor
                                            New York, NY 10036

                                   Facsimile No.: (212) 761-0592

                                   Attention: Jim Morgan

                                           LENDERS


                                   DLJ CAPITAL FUNDING, INC.


                                   By:       Harold Philips
                                             -----------------------------
                                   Title:    Managing Director



                                   MORGAN STANLEY SENIOR FUNDING, INC.


                                   By:       MICHAEL HART
                                             ------------------------------
                                   Title:    Vice President

                Summary of Omitted Schedules and Exhibits

SCHEDULE I  -       Disclosure Schedule
SCHEDULE II -       Percentages and Administrative Information

EXHIBIT A-1 -       Form of Revolving Note
EXHIBIT A-2 -       Form of Swing Line Note
EXHIBIT B-1 -       Form of Term A Note
EXHIBIT B-2 -       Form of Term B Note
EXHIBIT B-3 -       Form of Term C Note
EXHIBIT C   -       Form of Borrowing Request
EXHIBIT D   -       Form of Issuance Request
EXHIBIT E   -       Form of Borrowing Base Certificate
EXHIBIT F   -       Form of Continuation/Conversion Notice
EXHIBIT G   -       Form of Closing Date Certificate
EXHIBIT H   -       Form of Compliance Certificate
EXHIBIT I   -       Form of Guaranty
EXHIBIT J-1 -       Form of Triarc Pledge Agreement
EXHIBIT J-2 -       Form of Snapple Pledge Agreement
EXHIBIT J-3 -       Form of Parent Pledge Agreement
EXHIBIT J-4 -       Form of Subsidiary Pledge Agreement
EXHIBIT K-1 -       Form of Borrower Security Agreement
EXHIBIT K-2 -       Form of Subsidiary Security Agreement
EXHIBIT L   -       Form of Solvency Certificate
EXHIBIT M-1 -       Form of Opinion of Counsel to the Obligors
EXHIBIT M-2 -       Form of Opinion of Intellectual Property Counsel
                    to the Obligors
EXHIBIT N   -       Form of Lender Assignment Agreement

The Registrant hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon its request.